EXHIBIT 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

AND BUSINESS COMBINATION AGREEMENT

dated

August              , 2026

by and among

Plutonian Acquisition Corp. II, a Cayman Islands exempted company,

as Predecessor,

NT1 Pty Ltd, an Australian proprietary company,

as the Company,

and such other persons who later join this Agreement as contemplated herein.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		6

ARTICLE II		15

ACQUISITION TRANSFER AND EXCHANGE		15

2.1	Transfer of Company Shares	15
2.2	Payment of Closing Exchange Consideration	16
2.3	Adjustment of Closing Exchange Consideration	16
2.4	Closing	16
2.5	Board of Directors	16
2.6	U.S. Tax Treatment	16
2.7	Withholding	17
2.8	Cancellation of Purchaser Shares Owned by Company	17
2.9	No Liability	17
2.1	Taking of Necessary Action; Further Action	17

ARTICLE III SPAC MERGER		17

3.1	SPAC Merger	17
3.2	SPAC Merger Effective Time	17
3.3	Effect of SPAC Merger	18
3.4	Effect on Issued Securities of Predecessor	18
3.5	Surrender of Predecessor Shares	19
3.6	Lost, Stolen, or Destroyed Certificates	19
3.7	Section 368 Reorganization	20
3.8	Taking of Necessary Action; Further Action	20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE ACQUISITION ENTITIES		20

4.1	Organization and Standing	20
4.2	Authorization; Binding Agreement	21
4.3	Governmental Authorization	21
4.4	Non-Contravention	21
4.5	Capitalization.	12
4.6	Activities of the Acquisition Entities	22
4.7	Actions	22
4.8	Finders and Brokers	23
4.9	Investment Company Act	23
4.10	Intended Tax Treatment	23

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ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY		23

5.1	Corporate Existence and Power	23
5.2	Authorization	24
5.3	Governmental Authorization	24
5.4	Non-Contravention	24
5.5	Capitalization	24
5.6	Subsidiaries	25
5.7	Organizational Documents	25
5.8	Corporate Records	25
5.9	[Reserved]	26
5.1	Consents	26
5.11	Financial Statements	26
5.12	Books and Records	27
5.13	Absence of Certain Changes	27
5.14	Properties; Title to Assets	28
5.15	Litigation	28
5.16	Contracts	28
5.17	Licenses and Permits	31
5.18	Compliance with Laws	31
5.19	Intellectual Property	32
5.20	Customers and Suppliers	36
5.21	Accounts Receivable and Payable; Loans	36
5.22	Pre-payments	36
5.23	Employees; Employee Benefits	36
5.24	[Reserved]	38
5.25	Employment Matters	38
5.26	Withholding	40
5.27	Real Property	41
5.28	Tax Matters	41
5.29	Environmental Laws	42
5.3	Finders Fees	42
5.31	Powers of Attorney and Suretyships	43
5.32	Directors and Officers	43
5.33	International Trade Matters; Anti-Bribery Compliance	43
5.34	Not an Investment Company	44
5.35	Affiliate Transactions	44
5.36	Compliance with Privacy Laws, Privacy Policies and Certain Contracts	44
5.37	[Reserved]	45
5.38	Board Approval	45
5.39	Company s Investigation and Reliance; Exclusivity of Representations	45

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ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PREDECESSOR		45

6.1	Company Existence and Power	46
6.2	Corporate Authorization	46
6.3	Governmental Authorization	46
6.4	Non-Contravention	47
6.5	Finders Fees	47
6.6	[Reserved]	47
6.7	Capitalization	47
6.8	Information Supplied	47
6.9	Trust Fund	48
6.1	Listing	48
6.11	Reporting Company	48
6.12	No Market Manipulation	49
6.13	Board Approval	49
6.14	Predecessor SEC Documents and Financial Statements	49
6.15	Litigation	50
6.16	Compliance with Laws	50
6.17	Money Laundering Laws	50
6.18	OFAC	51
6.19	Not an Investment Company	51
6.20	Tax Matters	51
6.21	Predecessor s Investigation and Reliance	52

ARTICLE VII COVENANTS OF THE PARTIES PENDING CLOSING		53

7.1	Conduct of the Business	53
7.2	Access to Information	56
7.3	Notices of Certain Events	56
7.4	SEC Filings	56
7.5	Financial Information	58
7.6	Trust Account	58
7.7	Directors and Officers Indemnification and Insurance	59
7.8	Notice of Changes	59
7.9	Formation of Merger Sub and Purchaser	60

ARTICLE VIII COVENANTS OF THE COMPANY		60

8.1	Reporting and Compliance with Laws	60
8.2	Commercially Reasonable Efforts to Obtain Consents	60
8.3	Annual and Interim Financial Statements	60
8.4	Company Written Consent; Requisite Company Vote	60

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ARTICLE IX COVENANTS OF ALL PARTIES HERETO		60

9.1	Reasonable Best Efforts; Further Assurances	60
9.2	Tax Matters	61
9.3	Settlement of the Predecessor s Liabilities	62
9.4	Compliance with Predecessor Agreements	62
9.5	Proxy Statement	62
9.6	Confidentiality	64
9.7	Additional Financing; Minimizing Redemptions	64

ARTICLE X CONDITIONS TO CLOSING		64

10.1	Condition to the Obligations of the Parties	64
10.2	Conditions to Obligations of the Predecessor	65
10.3	Conditions to Obligations of the Company	67

ARTICLE XI TERMINATION		68

11.1	Termination	68
11.2	Breakup Fee and Expenses	69
11.3	Effect of Termination	69

ARTICLE XII MISCELLANEOUS		70

12.1	Notices	70
12.2	Amendments; No Waivers; Remedies	70
12.3	Remedies	71
12.4	Arm s Length Bargaining; No Presumption Against Drafter	71
12.5	Publicity	72
12.6	Expenses	72
12.7	No Assignment or Delegation	72
12.8	Governing Law	72
12.9	Waiver of Jury Trial	72
12.10	Submission to Jurisdiction	73
12.11	Counterparts; Facsimile Signatures	73
12.12	Entire Agreement	73
12.13	Severability	74
12.14	Construction of Certain Terms and References; Captions	74
12.15	Further Assurances	75
12.16	Third Party Beneficiaries	75
12.17	Waiver	75

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AGREEMENT AND PLAN OF MERGER

AND BUSINESS COMBINATION AGREEMENT

This AGREEMENT AND PLAN OF MERGER AND BUSINESS COMBINATION AGREEMENT (the “Agreement”), dated as of August , 2026 (the “Signing Date”), by and among Plutonian Acquisition Corp. II, a Cayman Islands exempted company (the “Predecessor”), NT1 Pty Ltd, an Australian proprietary limited company Australian Company Number 664 042 746 (the “Company”), as well as such other persons who are contemplated to later join this Agreement as the “Purchaser” and “Merger Sub” herein. The Predecessor, Company, Purchaser and Merger Sub are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS:

A. The Company and its Subsidiaries (together, the “Company Group”) is an Australian mineral exploration company engaged in the acquisition, holding and exploration of mineral properties and related exploration assets focused on critical minerals, including rare earth elements, niobium and IOCG mineral systems, in the West Arunta region of Western Australia and the Northern Territory, Australia (the “Business”).

B. Predecessor is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

C. Purchaser is to be a newly incorporated Cayman Islands exempted company and a wholly-owned subsidiary of the Company.

D. Merger Sub is to be a Cayman Islands exempted company incorporated as a wholly-owned subsidiary of Purchaser for the purpose of consummating the SPAC Merger (as defined below).

E. The parties intend that the Purchaser shall acquire all of the issued and outstanding Company Shares from the shareholders of the Company (the “Company Shareholders”) in exchange for the issuance of Purchaser Shares to the Company Shareholders, upon the terms and subject to the conditions set forth herein (the “Acquisition Transfer and Exchange”).

F. After consummation of the Acquisition Transfer and Exchange, the Parties desire to merge Merger Sub with and into Predecessor with Predecessor continuing as the surviving company (the “SPAC Merger”), so that following the SPAC Merger, (i) Predecessor becomes a wholly-owned subsidiary of Purchaser (the Predecessor is hereinafter referred to for the periods from and after the SPAC Merger Effective Time (as defined below) as the “SPAC Merger Surviving Company”), (ii) the securityholders of Predecessor receive Purchaser Securities in exchange for their shares in the Predecessor (the “Predecessor Securities”), and (iii) Predecessor will, by operation of law, accede to all of the contracts, acquire all of the assets and assume all of the liabilities of Merger Sub.

G. For U.S. federal income tax purposes, the Parties hereto intend that the Acquisition Transfer and Exchange and the SPAC Merger will qualify as a “transfer to a corporation controlled by the transferor” within the meaning of Section 351 of the Code, or that the SPAC Merger and Acquisition Contribution and Exchange will separately qualify as “reorganizations” within the meaning of Section 368(a) of the Code.

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H. The Board of Directors of the Company has determined that this Agreement, the Acquisition Transfer and Exchange, the SPAC Merger and the other transactions contemplated by this Agreement and the Additional Agreements (collectively, the “Transactions”) are fair and advisable to, and in the best interests of, the Company and its shareholders.

I. The Board of Directors of Predecessor has determined that this Agreement and the Transactions are fair and advisable to, and in the best interests of Predecessor and its shareholders.

J. Simultaneously with the execution of this Agreement, the Company has delivered the Company Written Consent to Predecessor evidencing the approval of this Agreement and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties accordingly agree as follows:

ARTICLE I

DEFINITIONS

The terms defined in the preamble shall have the respective meanings ascribed thereto, and following terms, as used herein, have the following meanings:

1.1 “A$” means Australian dollars.

1.2 “Acquisition Entities” means the Purchaser and the Merger Sub.

1.3 “Action” means any threatened, asserted, or pending legal action, suit, claim, demand, investigation, hearing or Proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law, and including any such audit, claim or assessment for Taxes or otherwise.

1.4 “Additional Agreements” mean the Lock-up Agreement, Registration Rights Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement or any additional agreement to be executed in connection with the Transactions.

1.5 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.6 “ATO” means the Australian Taxation Office.

1.7 “Australian Companies Act” means the Corporations Act 2001 (Cth).

1.8 “Benefit Arrangements” means all employee benefits offered by the Company Group to its employees, including but not limited to plans for discretionary bonuses, commission or incentive plans, profit sharing, equity, Fringe Benefits or any other employee benefit over and above the salary or wages (including superannuation) of any employee.

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1.9 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.10 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Sydney, New South Wales, or New York City, New York, are authorized to close for business, and in the case of New York, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in Sydney, New South Wales, or New York, New York are generally open for use by customers on such day.

1.11 “Code” means the Internal Revenue Code of 1986, as amended.

1.12 “Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 5.1 (Corporate Existence and Power), Section 5.2 (Authorization), Section 5.5 (Capitalization), Section 5.6 (Subsidiaries), the last sentence of Section 5.17 (Licenses and Permits), and Section 5.30 (Finders’ Fees).

1.13 “Company Shares” shall mean the fully paid ordinary shares of the Company as existing and issued as of the date hereof and/or immediately prior to the Closing, as applicable.

1.14 “Company Written Consent” means a written consent evidencing the approval of this Agreement by the Requisite Company Vote.

1.15 “Confidentiality Agreement” means that certain Confidentiality and Non-Disclosure Agreement dated June 11, 2026, by and between the Predecessor and the Company.

1.16 “Continental” means Continental Stock Transfer & Trust Company.

1.17 “Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company and/or any of its Subsidiaries is a party or by which any of its respective assets are bound, including any entered into by the Company and/or any of its Subsidiaries in compliance with this Agreement after the Signing Date and prior to the Closing.

1.18 “Closing Exchange Consideration” means, subject to adjustment pursuant to Section 2.3, $500,000,000, which amount shall be paid in Purchaser Shares at Closing to the Company Shareholders on a pro rata basis as set forth opposite the name of each Company Shareholders in the Schedule A attached hereto, which Purchaser Shares shall have a deemed value of $10.00 per share.

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1.19 “Control” other than in relation to an Australian corporation, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing and in the case of an Australian corporation, it has the meaning given to that term in the Australian Companies Act.

1.20 “Deferred Underwriting Amount” means 1.25% of the gross proceeds of the IPO in the form of the Purchaser’s shares at a price of $4.00 per share which will be issued to A.G.P./ Alliance Global Partners at the Closing based on the amount of funds remaining in the Trust Account in accordance with the Underwriting Agreement, by and between Predecessor and A.G.P./ Alliance Global Partners, dated April 27, 2026.

1.21 “EDGAR” means the SEC’s Electronic Data Gathering, Analysis, and Retrieval system.

1.22 “Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Environment Protection and Biodiversity Conservation Act 1999 (Cth), the National Greenhouse and Energy Reporting Act 2007 (Cth), the Environment Protection Act 2019 (NT), the Environmental Protection Act 1986 (WA), the Contaminated Sites Act 2003 (WA), and any other applicable Commonwealth, State or Territory environmental legislation.

1.23 “Equity Incentive Plan” means the equity incentive plan to be adopted by the Purchaser prior to the Closing and reflecting a pool of not more than 10% of the fully-diluted capitalization of the Purchaser immediately following the Closing, under which the awards for Purchaser Shares (or derivative instruments with similar economics) described on Schedule 5.5(b) of the Company Disclosure Schedules will be awarded following the Closing to the Company’s executive management team and staff, subject to certain vesting terms and the terms of the Equity Incentive Plan. For the avoidance of doubt, the Equity Incentive Plan shall be established from the post-Closing capitalization of the Purchaser, and the issuance or reservation of awards thereunder shall dilute all holders of Purchaser Shares on a pro rata basis immediately following the Closing and shall not reduce the Closing Exchange Consideration otherwise issuable to the Company Shareholders.

1.24 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.25 “FATA” means the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth).

1.26 “FIRB Approval” means either of the following occurs:

(a)

a written notice provided by the Treasurer of the Commonwealth of Australia (or their delegate) under the FATA stating that, or to the effect that, the Commonwealth Government of Australia does not object to the Transactions either:

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(i)	without conditions; or

(ii)

subject to conditions that are acceptable to the Parties (each acting reasonably and without delay, it being agreed that the ‘standard’ tax conditions contemplated by Foreign Investment Review Board Guidance Note 12 Tax Conditions (in the form last updated prior to the date of this Agreement) are acceptable to each of them); or

(b)	the Treasurer or their delegate ceases to have the power to make an order or decision contemplated by section 77 of FATA in relation to Transactions; or

(c)	the Transactions have ceased to be:

(i)	a notifiable action and a significant action; and

(ii)	a notifiable national security action,

under FATA.

1.27 “Fringe Benefits” has the meaning set out in the Australian Fringe Benefits Tax Assessment Act 1986 (Cth).

1.28 “FWA” means the Fair Work Act 2009 (Cth).

1.29 “Governmental Authority” means any government entity, body or authority of any nation, including (a) any federal, state, territory, foreign or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (b) any regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power (including any land council established under the Aboriginal Land Rights (Northern Territory) Act 1976 (Cth), the Aboriginal Areas Protection Authority, the Aboriginal Lands Trust established under the Aboriginal Affairs Planning Authority Act 1972 (WA), and any native title tribunal), or (c) any official of any of the foregoing acting in such capacity.

1.30 “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.31 “Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.32 “HSR Act” means The Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended.

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1.33 “IFRS” means the accounting and financial reporting standards issued by the International Accounting Standards Board for the preparation of general-purpose financial statements.

1.34 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP or IFRS, as applicable (in each case, as defined below), (g) all guarantees by such Person and (h) any agreement to incur any of the same.

1.35 “Intellectual Property” or “Intellectual Property Right” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) discoveries, inventions, ideas, Know-How, systems, technology, whether patentable or not, and all issued patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, validations, and other extensions of legal protestation pertaining thereto; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software; (e) copyrights in writings, moral rights, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; (g) internet websites, domain names and applications and registrations pertaining thereto; and (h) social media accounts, and all content contained therein.

1.36 “Inventory” is defined in the UCC.

1.37 “Investment Management Trust Agreement” means the investment management trust agreement made as of April 27, 2026 by and between Predecessor and Continental.

1.38 “IP Contracts” shall mean all contracts pursuant to which a Party or any of its Affiliates grants to a Third Party or obtains from a Third Party any rights to use or practice Intellectual Property (other than contracts in which such provisions relating to Intellectual Property are incidental to such contracts).

1.39 “IPO” means the initial public offering of Predecessor pursuant to the IPO Prospectus.

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1.40 “IPO Prospectus” means the final prospectus of the Predecessor, dated as of April 27, 2026 (File No. 333-293531).

1.41 “IRS” means the U.S. Internal Revenue Service.

1.42 “Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.

1.43 “Knowledge” means, with respect to (i) the Company, the actual knowledge of the executive officers or directors of the Company, including but not limited to Sunny Singh and Frank Jiang after reasonable inquiry or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

1.44 “Law” or “Laws” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of general applicability of any applicable Governmental Authority, including rule or regulation promulgated thereunder.

1.45 “Leases” all leases, subleases, licenses, concessions and other occupancy agreements (written or oral) for Real Property, together with all fixtures and improvements erected on the premises leased thereby.

1.46 “Liabilities” means any and all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax Liabilities due or to become due.

1.47 “Lien” means, with respect to any asset, any mortgage, lien (including tax liens), pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.48 “Lock-up Agreement” means the agreement relating to the shares of the Purchaser to be effective as of the Closing, in a form to be agreed by the Parties.

1.49 “Material Adverse Effect” or “Material Adverse Change” means any event, state of facts, development, condition, occurrence, circumstance, change or effect (collectively, “Effect”) that has had or is reasonably expected to have a material adverse effect upon the assets, Liabilities, condition (financial or otherwise), net worth, management, earnings, cash flows, business, regulatory environment, operations or properties of a Party hereto and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (a) general economic or political conditions; (b) conditions generally affecting the industries in which the Party and/or its subsidiaries operate(s); (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Predecessor (in case of the Company) or the Company (in case of the Predecessor); (f) any changes in applicable Laws or accounting rules (including U.S. GAAP or IFRS, as applicable) or the enforcement, implementation or interpretation thereof; or (g) any natural or man-made disaster or acts of God, including the continued outbreak of the COVID-19 virus; unless any such event, occurrence, fact, condition or change, shall have a disproportionate effect on the Party and its subsidiaries as compared to comparable companies in the same industry or industries.

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1.50 “Merger Sub” means the Cayman Islands exempted company to be incorporated pursuant to Section 7.9.

1.51 “NYSE” means the New York Stock Exchange.

1.52 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Authority.

1.53 “Organizational Documents” means, with respect to any Person, its certificate of incorporation, certificate of formation, articles of incorporation, articles of formation, bylaws, memorandum and articles of association, limited liability company agreement or similar organizational documents, in each case, as amended.

1.54 “PCAOB” means the Public Company Accounting Oversight Board.

1.55 “Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Predecessor; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company and/or any of its Subsidiaries so encumbered, either individually or in the aggregate, and (C) that do not result from a breach, default or violation by the Company and/or any of its Subsidiaries of any Contract or Law; and (c) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate Proceedings (and for which adequate accruals or reserves have been established in accordance to U.S. GAAP or IFRS, as applicable).

1.56 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.57 “Personal Data” means, with respect to any natural Person, (i) information that identifies or is capable of identifying a natural Person such as (a) non-public information, such as a national identification number, passport number, social security number, driver’s license number; (b) health or medical information, such as insurance information, medical prognosis, diagnosis information or genetic information; (c) financial information, such as a policy number, payment information, tax identification number, credit history, any code or password that would permit access to a bank account, and/or bank account number; (d) sensitive personal data, such as mother’s maiden name, race, marital status, gender or sexuality, background check information, judicial data such as criminal records, or Internet protocol addresses relating to use of websites or assigned to a person; (e) biometric data; and/or (f) genetic data; or (ii) “personal information”, “personally identifiable information”, “personal data” or any similar term or other information that is explicitly defined as a regulated category of information under any applicable Privacy Law.

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1.58 “Predecessor Rights” means the right to receive one-fourth of one Predecessor Share upon closing of the Transactions.

1.59 “Predecessor Shares” means the Class A ordinary shares of the Predecessor with a par value of $0.0001 each, Class B ordinary shares of the Predecessor with a par value of $0.0001 each and preferred shares of the Predecessor with a par value of $0.0001 each.

1.60 “Predecessor Units” means a unit of Predecessor comprised of one Predecessor Share and one Predecessor Right including all “units” described in the IPO Prospectus.

1.61 “Privacy Laws” means all applicable international, federal, state, provincial or local (including, but not limited to Australian, United States state and federal Laws, and the laws of other non-U.S. jurisdictions applicable to the Company or any of its Subsidiaries) Laws, rules, regulations, mandatory directives, or other governmental requirements relating to data privacy, trans-border data flow, data protection, privacy, or use of Personal Data, including without limitation the Australian Privacy Act 1988 (Cth), as amended including the Notifiable Data Breaches Scheme (NDB), EU General Data Protection Regulation 2016/67 and more specific rules or Laws by member states (such as in the case of employee data, as applicable, the United Kingdom Data Protection Act of 2018 and the UK General Data Protection Regulation), and any and all similar Laws relating to privacy, security, data protection, data availability, destruction, data breach, and security incident notification, including any regulations promulgated under each of the foregoing, and any and all successor or supplemental laws thereof.

1.62 “Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry, or investigation before or by a Governmental Authority or an arbitrator.

1.63 “Purchaser” means the Cayman Islands exempted company to be incorporated pursuant to Section 7.9.

1.64 “Predecessor Fundamental Representations” means the representations and warranties of the Predecessor set forth in Section 6.1 (Corporate Existence and Power), Section 6.2 (Authorization), Section 6.5 (Finders’ Fees) and Section 6.7 (Capitalization).

1.65 “Purchaser Right” means the right to receive one-fourth of one Purchaser Share upon closing of the Transactions, each of which is to be issued in the SPAC Merger in exchange for a Predecessor Right.

1.66 “Purchaser Shares” means the fully paid ordinary shares of the Purchaser.

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1.67 “Purchaser Units” means a unit of Purchaser comprised of one Purchaser Share and one Purchaser Right including all “units” described in the IPO Prospectus of Predecessor, each of which to be issued in the SPAC Merger in exchange for a Predecessor Unit.

1.68 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.69 “Registration Rights Agreement” means an agreement governing the resale of the shares, rights, warrants and units of the Purchaser owned by the Company Shareholders and certain Predecessor Shareholders, in form and substance reasonably acceptable to the parties thereto, to be entered into as of the Closing.

1.70 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.71 “SEC” means the U.S. Securities and Exchange Commission.

1.72 “Securities Act” means the Securities Act of 1933, as amended.

1.73 “Sensitive Data” means all confidential information, classified information, proprietary information, trade secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by any member of the Company Group. Sensitive Data also includes Personal Data which is held, stored, collected, transmitted, transferred (including cross-border transfers), disclosed, sold or used by any member of the Company Group.

1.74 “Sponsor” means Plutonian Capital II LLC, a Delaware limited liability company.

1.75 “Subsidiary” or “Subsidiaries” means one or more entities of which at least fifty percent (50%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

1.76 “Tangible Personal Property” means all material tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company or any Company Subsidiary.

1.77 “Tax” means any federal, state, territory local or foreign (including Australia) tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, retirement, superannuation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalties, additions to tax or additional amounts imposed with respect thereto.

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1.78 “Tax Act” means the Income Tax Assessment Act 1936 (Cth) and Income Tax Assessment Act 1997 (Cth).

1.79 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.80 “Taxing Authority” means the Internal Revenue Service, ATO, any other comparable government agency or authority in Australia, and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax, in the United States or elsewhere.

1.81 “Transfer and Exchange” shall mean the Transactions contemplated under Article II and Article III of this Agreement, including the SPAC Merger and the Acquisition Transfer and Exchange.

1.82 “Treasury Regulation” means the regulations of the U.S. Internal Revenue Service.

1.83 “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.84 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.85 “$” means U.S. dollars, the legal currency of the United States.

ARTICLE II

ACQUISITION TRANSFER AND EXCHANGE

2.1 Transfer of Company Shares. Upon and subject to the terms and conditions set forth in this Agreement, on the Closing Date,the Company Shareholders shall Transfer all of the Company Shares to Purchaser in consideration of Purchaser paying the Closing Exchange Consideration to the Company Shareholders in accordance with Section 2.2 hereof. The Company Shares so transferred shall be (i) free from any Encumbrances; (ii) free of and contain no restrictions and/or limitations on disposal or transfer; and (iii) with all rights (including dividend and voting rights) attached or accrued to them.

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2.2 Payment of Closing Exchange Consideration. Simultaneously with, and in consideration of, the transfer of the Company Shares by the Company Shareholders to Purchaser in accordance with Section 2.1, Purchaser shall issue, or cause to be issued, the Closing Exchange Consideration to the Company Shareholders, thereby effecting the Acquisition Transfer and Exchange. The Closing Exchange Consideration, upon issuance, shall be duly and validly issued, fully paid, and non‑assessable, and shall be free and clear of any and all Encumbrances.

2.3 Adjustment of Closing Exchange Consideration. The Closing Exchange Consideration may be subject to adjustment promptly following receipt by Predecessor of (a) a valuation report of the Company and (b) a technical report and summary thereof prepared in accordance with Subpart 1300 of Regulation S‑K promulgated by the SEC, each prepared by an independent third party. Upon receipt of such reports, the Parties shall confer in good faith to determine whether any adjustment to the Closing Exchange Consideration is warranted. Any such adjustment shall be made only to the extent necessary to reflect the conclusions of such reports. For the avoidance of doubt, no adjustment shall be effective unless mutually agreed in writing by the Parties, and any adjustment so agreed shall be deemed to amend and restate the definition of “Closing Exchange Consideration” for all purposes of this Agreement.

2.4 Closing. Unless this Agreement is earlier terminated in accordance with Article XI, the closing of the Acquisition Transfer and Exchange (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures, on a date no later than five (5) Business Days after the satisfaction or waiver of all the conditions set forth in Article X that are required to be satisfied prior to the Closing Date, or at such other time as the Company and the Purchaser may mutually agree upon. The Parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” At the Closing, the Company Shareholders shall transfer all of the Company Shares to the Purchaser, and the Purchaser shall cause the Closing Exchange Consideration to be issued to the Company Shareholders. No Party shall be required to consummate the Closing unless all conditions to its obligation to close set forth in Article X have been satisfied or waived in accordance with this Agreement.

2.5 Board of Directors. The Parties shall ensure that, immediately after the Closing, the Purchaser’s board of directors shall consist of five directors, which shall include not less than three independent directors, with one of such directors to be designated by the Sponsor. The remainder of the directors, both independent and not independent, shall be designated by the Company prior to the Closing.

2.6 U.S. Tax Treatment. For U.S. federal income tax purposes, each of the Parties intends that the SPAC Merger, together with the Acquisition Transfer and Exchange will qualify as a single tax-free transaction constituting an exchange under Section 351 of the Code, or that each of the SPAC Merger and the Acquisition Transfer and Exchange will constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Acquisition Intended Tax Treatment”). The Parties hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), (ii) agree to file and retain such information as may be required under Treasury Regulation Section 1.368-3, and (iii) agree to file all Tax and other informational returns on a basis consistent with the Acquisition Intended Tax Treatment. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the SPAC Merger and Acquisition Transfer and Exchange for the Acquisition Intended Tax Treatment. Each of the Parties acknowledges and agrees that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the Transactions, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the SPAC Merger and the Acquisition Transfer and Exchange is determined not to qualify for the Acquisition Intended Tax Treatment.

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2.7 Withholding. Purchaser, the Company and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, territory, local or non-U.S. Tax Law. To the extent that amounts are so deducted, withheld and timely paid over to the appropriate Taxing Authority in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Purchaser shall use commercially reasonable efforts (and shall, to the extent reasonably practicable, consult with the recipient prior to making any withholding that is not required by applicable Law) to reduce or eliminate any such withholding, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

2.8 Cancellation of Purchaser Shares Owned by Company. At the time of the Acquisition Transfer and Exchange, every issued and outstanding share(s) of Purchaser owned by the Company, being the only issued and outstanding share(s) in Purchaser immediately prior to the Acquisition Transfer and Exchange, shall be canceled without any conversion thereof or payment therefor.

2.9 No Liability. Notwithstanding anything to the contrary in this Article II, none of the Purchaser or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.10 Taking of Necessary Action; Further Action. If any further action is necessary or desirable to carry out the Acquisition Transfer and Exchange and the purposes of this Agreement, the officers and directors of the Purchaser and the Company are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

SPAC MERGER

3.1 SPAC Merger. Upon and subject to the terms and conditions set forth in this Agreement, on the Closing Date, immediately (and in any event no later than two (2) Business Days) after the Closing of the Acquisition Transfer and Exchange, and in accordance with the applicable provisions of the Companies Act (Revised) of the Cayman Islands (“Cayman Law”), Predecessor shall be merged with Merger Sub, the separate corporate existence of Merger Sub shall cease and Predecessor shall continue as the surviving corporation under the Cayman Law and a wholly-owned subsidiary of Purchaser.

3.2 SPAC Merger Effective Time. Purchaser, Predecessor, and Merger Sub shall cause the SPAC Merger to be consummated by filing the plan of merger (the “Cayman Plan of Merger”) (and other documents required by Cayman Law) with the Registrar of Companies of the Cayman Islands, in accordance with the relevant provisions of Cayman Law (the time of such filings, or such later time, not exceeding 30 days, as specified in the Cayman Plan of Merger, being the “SPAC Merger Effective Time”), and by filing all required declarations and documentations for the merger under the Cayman Law.

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3.3 Effect of SPAC Merger. At the SPAC Merger Effective Time, the effect of the SPAC Merger shall be as provided in this Agreement, the Articles of Merger, the Cayman Plan of Merger and the applicable provisions of Cayman Law. Without limiting the generality of the foregoing, and subject thereto, at the SPAC Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub prior to the SPAC Merger Effective Time shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Predecessor, which shall include the assumption by the Predecessor of any and all agreements, covenants, duties and obligations of Merger Sub set forth in this Agreement to be performed after the Closing, and the second amended and restated memorandum and articles of association of the Predecessor, as in effect immediately prior to the SPAC Merger Effective Time, shall be amended and restated and replaced in its entirety with third amended and restated memorandum and articles of association of the Predecessor, in the form of the memorandum and articles of association of Merger Sub, as in effect immediately prior to the SPAC Merger Effective Time.

3.4 Effect on Issued Securities of Predecessor.

(a) Conversion of Predecessor Shares.

(i) At the SPAC Merger Effective Time, each issued and outstanding Predecessor Share (other than those described in Section3.4(c) below) shall by operation of law be converted automatically into the right to receive one Purchaser Share. At the SPAC Merger Effective Time, all Predecessor Shares shall cease to be issued and shall automatically be canceled and retired and shall cease to exist. The holders of issued Predecessor Shares immediately prior to the SPAC Merger Effective Time, as evidenced by the register of members of Predecessor (the “Register of Members”), shall cease to have any rights with respect to such Predecessor Shares, except as provided herein or by Cayman Law. Each certificate (if any), or any book-entry position, previously evidencing Predecessor Shares shall be exchanged for a certificate representing the same number of Purchaser Shares upon the surrender of such certificate in accordance with Section3.5.

(ii) Each holder of Predecessor Shares listed on the Register of Members shall thereafter have the right to receive the same number of Purchaser Shares only.

(b) Conversion of Predecessor Rights and Predecessor Units. At the SPAC Merger Effective Time, each Predecessor Right and each Predecessor Unit shall be converted into the right to receive one Purchaser Right and one Purchaser Unit, respectively. At the SPAC Merger Effective Time, each Predecessor Right and each Predecessor Unit shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Purchaser Rights and Purchaser Units shall have, and be subject to, the same terms and conditions set forth in the applicable agreements governing the Predecessor Rights and Predecessor Units, respectively, that are outstanding immediately prior to the SPAC Merger Effective Time, as if each Purchaser Right and Purchaser Unit was a Predecessor Right and a Predecessor Unit, respectively. At or prior to the SPAC Merger Effective Time, Purchaser shall take all actions necessary to reserve for future issuance a sufficient number of Purchaser Shares for delivery upon the exercise of the Purchaser Rights and the Purchaser Units after the SPAC Merger Effective Time.

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(c) Cancellation of Predecessor Shares Owned by Predecessor. At the SPAC Merger Effective Time, if there are any Predecessor Shares that are owned by Predecessor as treasury shares or any Predecessor Shares owned by any direct or indirect wholly owned subsidiary of Predecessor immediately prior to the SPAC Merger Effective Time, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(d) Dissenters’ Rights. No Person who has validly exercised their dissenters’ rights in respect of the SPAC Merger pursuant to section 238 of the Cayman Law (each a “Predecessor Dissenting Shareholders”) shall be entitled to receive the Purchaser Shares in accordance with Section 3.4(a) and (b), as applicable with respect to the Predecessor Shares owned by such Person (“Predecessor Dissenting Shares”) unless and until such Person shall have effectively withdrawn, waived or lost such Person’s dissenters’ rights under the Cayman Law. Each Predecessor Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in section 238 of the Cayman Law with respect to the Predecessor Dissenting Shares owned by such Predecessor Dissenting Shareholder, and the Predecessor Dissenting Shares shall be cancelled and cease to exist at the SPAC Merger Effective Time. For the avoidance of doubt, all Predecessor Dissenting Shares held by a Predecessor Dissenting Shareholder who shall have not exercised or who effectively shall have withdrawn or lost his/her/its dissenter rights under Section 238 of the Cayman Law shall thereupon not be Predecessor Dissenting Shares and shall be cancelled and cease to exist at the SPAC Merger Effective Time, in exchange for the right to receive Purchaser Shares in accordance with Section 3.4(a). If any shareholder of Predecessor gives to the Predecessor, before the Required Predecessor Shareholder Approval is obtained at the Predecessor Special Meeting, written objection to the SPAC Merger (each, an “Written Objection”) in accordance with Section 238(2) of the Cayman Law, (i) the Predecessor shall, in accordance with Section 238(4) of the Cayman Law, promptly give written notice of the authorization of the SPAC Merger (the “Authorization Notice”) to each such Predecessor shareholder who has made a Written Objection, and (ii) Predecessor and the Company may, but are not obliged to, delay the commencement of the Closing and the filing of the SPAC Plan of Merger with the Registrar of Companies of the Cayman Islands, until at least twenty (20) days shall have elapsed since the date on which the Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Law, as referred to in Section 239(1) of the Cayman Law), but in any event subject to the satisfaction or waiver of all of the conditions set forth in Article X.

(e) No Liability. Notwithstanding anything to the contrary in this Section3.4, none of the Predecessor or any other Party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

3.5 Surrender of Predecessor Shares. All securities issued upon the surrender of the Predecessor Shares in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of the Predecessor Shares shall also apply to the Purchaser Shares issued pursuant to the SPAC Merger.

3.6 Lost, Stolen, or Destroyed Certificates. In the event any certificates previously evidencing Predecessor Shares shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section3.5; provided, however, that the Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Purchaser with respect to the certificates alleged to have been lost, stolen or destroyed.

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3.7 Section 368 Reorganization. For U.S. federal income tax purposes, Predecessor and Merger Sub intend that the SPAC Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code to which each of Predecessor and Merger Sub is a party under Section 368(b) of the Code (the “SPAC Merger Intended Tax Treatment”). Predecessor and Merger Sub hereby (a) adopt, and the Company acknowledges, this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), (b) agree to file and retain such information as shall be required under Treasury Regulation Section 1.368-3, and (c) agree to file all Tax and other informational returns on a basis consistent with the SPAC Merger Intended Tax Treatment. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of SPAC Merger for the SPAC Merger Intended Tax Treatment or as to the effect, if any, that any transaction consummated on, after or prior to the SPAC Merger Effective Time has or may have on any such reorganization status. Each of the Parties acknowledges and agrees that each (x) has had the opportunity to obtain independent legal and tax advice with respect to the Transactions, and (y) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the SPAC Merger is determined not to qualify for the SPAC Merger Intended Tax Treatment.

3.8 Taking of Necessary Action; Further Action. If, at any time after the SPAC Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Purchaser with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Predecessor and Merger Sub, the officers and directors of Predecessor and Merger Sub are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ACQUISITION ENTITIES

Each Acquisition Entity, upon its formation and upon becoming a party to this Agreement, shall represent and warrant to the Predecessor that each of the following representations and warranties is true, correct, and complete as of the date on which it joins this Agreement, and shall remain true, correct, and complete as of the Closing Date (or, if any such representation or warranty is expressly made as of a specified date, as of such specified date).

4.1 Organization and Standing. Each of the Acquisition Entities is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of incorporation or organization. Each of the Acquisition Entities has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Acquisition Entities is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The Acquisition Entities have heretofore made available to the Predecessor accurate and complete copies of the Organizational Documents of the Acquisition Entities, each as currently in effect. No Acquisition Entity is in violation of any provision of its Organizational Documents in any material respect.

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4.2 Authorization; Binding Agreement. Each of the Acquisition Entities has all requisite power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the Transactions and thereby. This Agreement and all Additional Agreements to which such Acquisition Entity is or shall be a party, including the Transactions, have been duly authorized by all necessary action on the part of such Acquisition Entity. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which such Acquisition Entity is a party will constitute, a valid and legally binding agreement of such Acquisition Entity enforceable against such Acquisition Entity in accordance with their respective terms.

4.3 Governmental Authorization. Neither the execution, delivery, nor performance by any Acquisition Entity of this Agreement or any Additional Agreement to which it is a party requires any consent, approval, license, or other action by or in respect of, or registration, declaration, or filing with, any Governmental Authority on the part of such Acquisition Entity, other than the filing of certain related documents required under the Australian Companies Act, except for (i) SEC and NYSE approvals required to consummate the Transactions, (ii) to the extent applicable, the pre‑merger notification requirements of the HSR Act, and(iii) any applicable filing and approval requirements under FATA, including FIRB Approval.

4.4 Non-Contravention. None of the execution, delivery, or performance by the applicable Acquisition Entity of this Agreement or any Additional Agreement to which it is a party does or will (a) contravene or conflict with its Organizational Documents, (b) contravene, conflict with, or constitute a violation of any provision of any Law or Order binding upon or applicable to such Acquisition Entity, constitute a default under or breach of (with or without notice, lapse of time, or both), or violate or give rise to any right of termination, cancellation, amendment, or acceleration of any right or obligation of such Acquisition Entity, or require any payment, reimbursement, or result in the loss of any material benefit to which such Acquisition Entity is entitled under any Permit, Contract, or other instrument or obligation binding upon such Acquisition Entity or by which any of its equity interests or assets are or may be bound, (c) result in the creation or imposition of any Lien on any equity interests of such Acquisition Entity, (d) cause the loss of any material benefit to which such Acquisition Entity is or may be entitled under any Permit or Contract binding upon it, or (e) result in the creation or imposition of any Lien (other than Permitted Liens) on any material assets of such Acquisition Entity, except, in the `case of clauses (b) through (e), for any contravention or conflict that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on such Acquisition Entity.

4.5 Capitalization.

(a) Upon its formation and joinder to this Agreement (a) Purchaser is authorized to issue an unlimited number of Purchaser Shares, of which 1 Purchaser Share is issued and outstanding, and owned by the Company, and (b) Merger Sub will be authorized to issue 1 ordinary share, of which 1 ordinary share will be issued and outstanding and owned by Purchaser. The issued and outstanding shares of each Acquisition Entity and any shares that will be issued by applicable Acquisition Entity pursuant to the Transactions, (i) have been, or will be prior to such issuance, duly authorized and have been, or will be at the time of issuance, validly issued and are fully paid, (ii) were, or will be, issued, in compliance in all material respects with applicable Law and their respective Organizational Documents, and (iii) were not, and will not be, issued in breach or violation of any preemptive rights or Contract. Except as set forth in Section 4.5, there are no outstanding options, warrants or other equity appreciation, phantom equity, profit participation or similar rights for the purchase or acquisition from any Acquisition Entity of any shares of any of the Acquisition Entities, or any other Contracts to which any of the Acquisition Entities is a party or by which any of them is bound obligating any of the Acquisition Entities to issue or sell any shares of, other equity securities in, or debt securities of any of the Acquisition Entities.

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(b) The Purchaser Shares to be issued pursuant to this Agreement and the Additional Agreements, including the Purchaser Shares comprising the Closing Exchange Consideration and any Purchaser Shares issuable upon the conversion, exchange or exercise of any Purchaser Rights or Purchaser Units in accordance with the terms thereof, have been duly authorized or, prior to issuance, will be duly authorized and, when issued in accordance with the terms of this Agreement and the Additional Agreements, will be validly issued, fully paid and non-assessable, and will be issued free and clear of all Liens (other than restrictions arising under applicable securities Laws, the Organizational Documents of Purchaser, or this Agreement and the Additional Agreements).

(c) Purchaser has, or prior to the Closing will have, sufficient authorized share capital under its Organizational Documents and applicable Law to issue all Purchaser Shares required to be issued pursuant to this Agreement and the Additional Agreements, including the Closing Exchange Consideration, the Purchaser Shares issuable upon the conversion, exchange or exercise of any Purchaser Rights, Purchaser Units or other securities to be assumed or issued pursuant to this Agreement, and all such shares shall be reserved for issuance to the extent required by applicable Law or the terms of the applicable governing instruments.

4.6 Activities of the Acquisition Entities. Each of the Acquisition Entities was formed solely for the purpose of effectuating the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions. Since their formation or incorporation (as applicable), (a) there has not been, individually or in the aggregate, a Material Adverse Effect on the ability of any of the Acquisition Entities to enter into this Agreement and the Additional Agreements and to consummate the Transactions, and (b) the Acquisition Entities have not engaged in any business activities other than as contemplated by this Agreement, do not own directly or indirectly any ownership, equity, profits or voting interest in any Person (other than Purchaser’s 100% ownership of Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Additional Agreements to which they are a party and the Transactions, and, other than their respective Organizational Documents, this Agreement and the Additional Agreement to which they are a party, the Acquisition Entities are not party to or bound by any Contract.

4.7Actions. There are no Actions pending or threatened in writing against the Acquisition Entities. There is no judgment or award unsatisfied against the Acquisition Entities, nor is there any Order in effect and binding on any of the Acquisition Entities or any of their assets or properties that has, individually or in the aggregate, a Material Adverse Effect on the ability of either of the Acquisition Entities to enter into this Agreement or the Additional Agreements or to consummate the Transactions.

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4.8 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from any of the Acquisition Entities in connection with the Transactions contemplated hereby based upon arrangements made by or on behalf of the Acquisition Entities.

4.9 Investment Company Act. None of the Acquisition Entities is an “investment company” or, a Person directly or indirectly controlled by or acting on behalf of a person subject to registration and regulation as an “investment company,” in each case within the meanings of the Investment Company Act.

4.10 Intended Tax Treatment. Neither of the Acquisition Entities has taken, or agreed to take, any action not contemplated by this Agreement and/or any Additional Agreements that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Predecessor simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to the Predecessor that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and shall be as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to a particular schedule shall be deemed to be an exception to the representations and warranties of the relevant part(ies) that are contained in the corresponding section of this Agreement only; provided that where it is or should be readily apparent to the Predecessor on the face of a disclosure under a particular schedule and in light of the context that such disclosure is, or may be reasonably determined to be, relevant to the matters described under any other sections of this Agreement or of the Company Disclosure Schedule, such disclosure shall also be deemed to be relevant to such other section(s) and an exception to the representations and warranties of the relevant part(ies) that are contained in such corresponding section(s) of this Agreement. For the avoidance of doubt, unless the context otherwise required, the below representations and warranties relate to the Company on a consolidated basis with its Subsidiaries.

5.1 Corporate Existence and Power. The Company is a private company limited by shares duly incorporated and validly existing and in good standing under the Laws of Australia, and each of its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its place of incorporation. Each member of the Company Group has all requisite power and authority, corporate and otherwise, to carry on the Business as presently conducted. Each member of the Company Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Business as currently conducted makes such licensing or qualification necessary. Schedule 5.1 lists all jurisdictions in which a member of the Company Group is qualified to conduct business as a foreign company or other entity.

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5.2 Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the Transactions and thereby. This Agreement and all Additional Agreements to which the Company is or shall be a party, including the Transactions, have been duly authorized by all necessary action on the part of the Company, including by each of (a) the Company Shareholders and (b) the Board of Directors of the Company (the “Requisite Company Vote”). This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which the Company is a party will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms.

5.3 Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements to which it is a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority on the part of the Company other than the filing of certain related documents required by the Australian Companies Act, except for (i) SEC and NYSE approval required to consummate the Transactions, (ii) the pre-merger notification requirements of the HSR Act, to the extent applicable, and (iii) any applicable filing and approval requirements under FATA, including FIRB Approval.

5.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which it is a party does or will (a) contravene or conflict with the Organizational Documents of any member of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to any member of the Company Group, constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of any member of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which any member of the Company Group is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon any member of the Company Group or by which any of the Company Shares or any of the assets of any member of the Company Group is or may be bound, (c) result in the creation or imposition of any Lien on any of the Company Shares, (d) cause a loss of any material benefit relating to the Business to which any member of the Company Group is or may be entitled under any provision of any Permit or Contract binding upon any member of the Company Group, or (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the material assets of any member of the Company Group.

5.5 Capitalization.

(a) The capital of the Company is 14,117,000 ordinary shares, which are issued and outstanding as of the date hereof. All of the issued and outstanding Company Shares have been duly authorized and validly issued, are fully paid and non-assessable (to the extent applicable under Australian law), and are not subject to any preemptive rights and have not been issued in violation of any preemptive or similar rights of any Person. As of the date hereof, the issued and outstanding Company Shares are owned legally by the Company Shareholders as set forth in Schedule 5.5(a), and immediately prior to the Closing, the issued and outstanding Company Shares will continue to be owned legally by the Company Shareholders as set forth in Schedule 5.5(a). The only Company Shares that will be issued and outstanding immediately after the Closing will be the Company Shares owned by Purchaser. Except for the Company Shares, no other class of share capital of the Company is authorized, issued or outstanding.

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(b) Except as set forth on Schedule 5.5(b), there are no (i) outstanding subscriptions, options, warrants, convertible securities, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any share of the Company; (ii) to the Knowledge of the Company, agreements with respect to any of the Company Shares, including any voting trust, other voting agreement or proxy with respect thereto; or (iii) disputes, controversies, demands or claims as to any Company Shares.

5.6 Subsidiaries. Schedule 5.6 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders thereof. Other than as set forth on Schedule 5.6, (a) all of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were issued (in the case of an Australian company) or offered, sold and delivered in compliance with all applicable securities Laws, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); (b) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary; (c) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests or convertible equity interests in or of any Subsidiary of the Company; (d) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company; (e) no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (f) except for the equity interests of the Subsidiaries listed on Schedule 5.6, the Company does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (g) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, and (h) except as set forth on Schedule 5.6, there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.7 Organizational Documents. Copies of the Organizational Documents of the Company and each Subsidiary have heretofore been made available to the Predecessor, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company nor any Subsidiary has taken any action in violation or derogation of its Organizational Documents.

5.8 Corporate Records. All proceedings of the Company’s and each Subsidiary’s board of directors occurring since their respective dates of incorporation, including committees thereof, and all consents to actions taken thereby, are maintained in the ordinary course consistent with past practice. The register of shareholders or the equivalent documents of the Company and of each Subsidiary are complete and accurate. The register of shareholders or the equivalent documents and minute book records of the Company and of each Subsidiary relating to all issuances and transfers of stock or shares, or material assets by the Company and each such Subsidiary, and all proceedings of the board of directors, including committees thereof, and shareholders since the date of inception of the Company and each Subsidiary, have been made available to the Predecessor, and are true, correct and complete copies of the original register of members or the equivalent documents and minute book records of the Company or the Subsidiary, as applicable.

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5.9 [Reserved]

5.10 Consents. Except as set forth in Schedule 5.10, no Contracts, Permits (or any applications for such Permits) or other instruments binding upon, lodged by or applied for by any member of the Company Group or by which any of the Company Shares, or any of the assets of any member of the Company Group, are bound, require a consent, approval, authorization, order or other action of or filing with any Person (including any Government Authority, native title body, land council or Aboriginal corporation) as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the Transactions.

5.11 Financial Statements.

(a) Attached hereto as Schedule 5.11(a)are true, complete and correct copies of the audited consolidated balance sheets of the Company Group dated as of June 30, 2026,and the related statements of income, changes in shareholders’ equity and cash flows, including the notes thereto, for the fiscal years ended June 30, 2026 which set forth the audited financial information of the Company Group (collectively, the “Annual Financial Statements”), and attached hereto as Schedule 5.11(b) are true, complete, and correct copies of the consolidated balance sheet of the Company Group, and the related statement of income as of July 31, 2026 (the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”). Notwithstanding anything herein to the contrary, the Parties acknowledge that certain Financial Statements required for the Transactions and the preparation of the Registration Statement/Proxy Statement may not have been completed as of the date of this Agreement and Schedule 5.11(a) and 5.11(b) may be supplemented from time to time after the date of this Agreement. The Company shall deliver such Financial Statements in accordance with Section 7.5, and upon such delivery the Financial Statements shall constitute the "Financial Statements" for purposes of this Agreement and the representations contained in this Section 5.11. For the avoidance of doubt, the representations and warranties given under this Section 5.11 in respect of the Financial Statements delivered in accordance with Section 7.5 are also given as at the date of such delivery.

(b) The Financial Statements, when delivered pursuant to this Agreement (and at Closing) shall be complete and correct in all material respects and fairly present, in all material respects, in conformity with its applicable accounting standards applied on a consistent basis in all material respects, the consolidated financial position of the Company Group as of the dates thereof, and the consolidated results of operations of the Company Group for the periods reflected therein, have been and will be prepared in accordance with U.S. GAAP or IFRS under the standards of the PCAOB, applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto). The Financial Statements (i) were prepared from the Books and Records of the Company Group; (ii) were prepared on an accrual basis in accordance with its applicable accounting standards consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company Group’s financial condition as of their respective dates; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company Group with respect to the periods then ended.

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(c) Except as specifically disclosed, reflected or fully reserved against on the Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Interim Financial Statements, the Company Group has no material Liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise).

(d) The Financial Statements accurately reflect as required in accordance with U.S. GAAP or IFRS the outstanding Indebtedness of the Company Group as of the date thereof. Except as set forth on Schedule 5.11(d), the Company Group does not have any material Indebtedness.

5.12 Books and Records. All material Contracts, documents, and other papers or copies thereof delivered to the Predecessor by or on behalf of any member of the Company Group are accurate, complete, and authentic in all material respects; the Books and Records have been properly and accurately kept and accurately and fairly, in all material respects, reflect the transactions and dispositions of assets of and the providing of services by the Company and each Subsidiary; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to each member of the Company Group:

(a) transactions are executed only in accordance with management’s authorizations in all material respects;

(b) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP or IFRS and to maintain asset accountability in all material respects;

(c) all income and expense items are recorded for the relevant periods in accordance with the Company’s accounting policies maintained by the Company, as permitted by U.S. GAAP or IFRS;

(d) access to assets is permitted only in accordance with management’s authorization;

(e) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

(f) all accounts, books and ledgers of each member of the Company Group have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

5.13 Absence of Certain Changes. Since the date of the Interim Financial Statements, except as set forth on Schedule 5.13 or contemplated by this Agreement, any Additional Agreement or in connection with the Transactions, (a) each member of the Company Group has conducted the Business in the ordinary course consistent with past practices; (b) there has not occurred any Material Adverse Effect on the Company; (c) no member of the Company Group has taken any action and no event has occurred which would have violated the covenants of the Company set forth in Section 7.1 if such action had been taken or such event had occurred between the date hereof and the Closing Date.

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5.14 Properties; Title to Assets.

(a) To the knowledge of the Company, the Tangible Personal Property has no material defects, is in good operating condition and repair, functions in all material respects in accordance with its intended uses (ordinary wear and tear excepted), has been properly maintained, and meets all specifications and warranty requirements with respect thereto. All of the material Tangible Personal Property is in the control of the Company.

(b) Except as set forth on Schedule 5.14(b), each member of the Company Group has good, valid and marketable title in and to, or in the case of the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Interim Financial Statements or acquired after the date of the Interim Financial Statements other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, and no such asset is subject to any Liens other than Permitted Liens. The assets owned, leased or licensed by the Company Group constitute, in all material respects, all of the assets necessary to conduct the Business immediately after the Closing substantially in the same manner as the Business is currently being conducted.

5.15 Litigation. Except as set forth on Schedule 5.15: (a) there is no Action pending against, or to the Knowledge of the Company threatened against or affecting, any member of the Company Group, any of their officers or directors, or the Business before any court, Governmental Authority or official, or which in any manner challenges, or seeks to prevent, enjoin, alter, or delay, the Transactions, or which would reasonably be expected to have a Material Adverse Effect on the Company; (b) there are no outstanding judgments, orders, or awards against any member of the Company Group; and (c) neither the Company nor any Subsidiary is subject to any pending, or to the Knowledge of the Company, threatened Proceeding by or before any Governmental Authority.

5.16 Contracts.

(a) Schedule 5.16 lists all Contracts, oral or written (collectively, the “Material Contracts”) to which any member of the Company Group is a party and which are currently in effect and constitute the following (if and to the extent applicable):

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $200,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $150,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company or other Person, under which any member of the Company Group (A) has continuing obligations for payment of annual compensation of at least $250,000 (other than for at-will employment), (B) has severance or post termination obligations to such Person, or (C) has an obligation to make a payment upon consummation of the Transactions or as a result of a change of control of any member of the Company Group;

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(iv) all Contracts related to joint ventures, strategic alliances, partnerships, relationships for joint marketing or joint development with another Person;

(v) all Contracts relating to any acquisitions or dispositions of assets, other than dispositions of inventory or obsolete assets in the ordinary course of business, by the Company in excess of $100,000;

(vi) all Contracts for licensing agreements, including Contracts licensing Intellectual Property Rights, other than (A) “shrink wrap” licenses, and (B) non-exclusive licenses granted in the ordinary course of business;

(vii) Contracts (i) under which the Company or any of its Subsidiaries is currently: (A) licensing or otherwise providing the right to use to any third party any Owned Intellectual Property, or (B) licensing or otherwise receiving the right to use from any third party any material Intellectual Property, with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by any member of the Company Group, with a dollar value individually not in excess of $200,000, (2) any Contract related to open source software, or (3) any Contract under which any member of the Company Group licenses any of its Intellectual Property in the Ordinary Course, and (ii) under which the Company or any of its Subsidiaries has entered into an agreement not to assert or sue with respect to any Intellectual Property;

(viii) all Contracts relating to secrecy, confidentiality and nondisclosure agreements substantially limiting the freedom of any member of the Company Group to compete in any line of business or with any Person or in any geographic area;

(ix) all Contracts relating to patents, trademarks, service marks, trade names, brands, material copyrights, trade secrets and other material Intellectual Property Rights of any member of the Company Group;

(x) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by any member of the Company Group, including all such ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(xi) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit;

(xii) any Contract relating to the voting or control of the equity interests any member of the Company Group or the election of directors of any member of the Company Group (other than the Organizational Documents of the members of the Company Group);

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(xiii) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the Transactions or any of the Additional Agreements to which the Company is party;

(xiv) all Contracts relating to material property or assets (whether real or personal, tangible or intangible) in which any member of the Company Group holds a leasehold interest (including the Leases);

(xv) all IP Contracts, separately identifying all such IP Contracts under which any member of the Company Group is obligated to pay royalties thereunder and all such IP Contracts under which any member of the Company Group is entitled to receive royalties thereunder;

(xvi) any Contract with any Governmental Authority;

(xvii) any Contract relating to or in connection with any resolution or settlement of any actual or threatened Action in excess of $200,000;

(xviii) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or consultant of any member of the Company Group will be increased or accelerated by the consummation of the Transactions or the amount or value thereof will be calculated on the basis of any of the Transactions; and

(xix) any Contract relating to any pending merger, equity acquisition or disposition, or any purchase or sale of all or substantially all the assets of any Person.

(b) (i) Each Material Contract constitutes a valid and binding obligation of the applicable member of the Company Group and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect. Each such Material Contract is enforceable against the parties thereto in accordance with its terms, subject only to limitations on enforceability arising under applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting creditors’ rights, (ii) no member of the Company Group has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the assets of any member of the Company Group, (iii) there is no existing breach of default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default, by any member of the Company Group under any Material Contract, and, to the Knowledge of the Company, no other party to any Material Contract is in breach of default thereunder, and (iv) no Contract (A) requires any member of the Company Group to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to the Predecessor or its Affiliates. The Company has made available to the Predecessor true and complete fully executed copies of each written Material Contract, together with all amendments thereto.

(c) Except as disclosed in Schedule 5.10, none of the execution, delivery or performance by the Company of this Agreement or the Additional Agreements to which the Company is a party or the consummation by the Company of the Transactions constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of any member of the Company Group or to a loss of any material benefit to which any member of the Company Group is entitled under any provision of any Material Contract or requires the consent of any party to remain in effect after the Closing.

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(d) Each member of the Company Group is in compliance, in all material respects, with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

5.17 Licenses and Permits.

(a) Schedule 5.17 correctly lists each material permit, exploration licence, license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, including any licenses for individuals employed in the Business, together with the name of the Governmental Authority issuing the same (the “Permits”). The Permits are valid, in good standing and in full force and effect, and, none of the material Permits will be revoked, terminated or materially impaired as a result of the Transactions. Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, each member of the Company Group has all Permits necessary to operate the Business. Without limiting the generality of the foregoing, with respect to the Permits, (i) each Permit is validly granted and in good standing, and no Permit has been forfeited, cancelled or is liable to forfeiture, surrender or cancellation. The applicable member of the Company Group is the sole legal and beneficial holder of each Permit free and clear of all Liens; (ii) each member of the Company Group has complied with the conditions of grant, renewal and any other conditions applicable to each Permit, including all minimum expenditure requirements, reporting obligations, environmental management commitment and other conditions imposed by the relevant Governmental Authority; (iii) no member of the Company Group has received any notice of objection, forfeiture application or other proceeding affecting or threatening any Permit, and to the Knowledge of the Company, there is no basis for any such objection, forfeiture application or proceeding; (iv) all rents, rates, fees, levies, royalties and other amounts payable to any Governmental Authority in respect of the Permits have been duly paid when due and there is no breach or contravention of any terms and conditions upon which the Permits were granted; (v) no member of the Company Group is a party to any native title agreement, indigenous land use agreement, land access agreement, Aboriginal Areas Protection Authority agreement or similar agreement in respect of any Permit other than as disclosed in Schedule 5.16, and to the Knowledge of the Company, there are no unresolved native title claims or Aboriginal heritage matters affecting any Permit that would reasonably be expected to have a Material Adverse Effect on the Company; (vi) other than the applicable member of the Company Group, no person has any rights of any nature in respect of the Permits or in respect of any minerals extracts from the Permits; (vii) no notice has been received by any member of the Company Group or any act or omission which may cause any term or condition of a Permit to be amended or otherwise varied or which may restrict the enjoyment of rights conferred by a Permit, and the Company Group is not aware of any such act or omission; and (viii) to the knowledge of the Company, there are no matters which will, or would reasonably be likely to, give rise to any contamination or any material environmental liability affecting the area on which the Permits are located.

5.18 Compliance with Laws.

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(a) Neither the Company or any other member of the Company Group nor, to the Knowledge of the Company, any representative or other Person acting on behalf of the Company or any other member of the Company Group, is in violation in any material respect of, and, no such Person has failed to be in compliance in all material respects with, all applicable Laws and Orders. Since formation of the Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a violation by any member of the Company Group of, or failure on the part of any member of the Company Group to comply with, or any liability suffered or incurred by any member of the Company Group in respect of any violation of or material noncompliance with, any Laws, Orders or policies by any Governmental Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets and (ii) no Action by any Governmental Authority is pending or to the Knowledge of the Company, threatened alleging any such violation or noncompliance by any member of the Company Group. No member of the Company Group has been threatened in writing or, to the Company’s Knowledge, orally to be charged with, or given written or, to the Company’s Knowledge, oral notice of any violation of any Law or Order. Without limiting the generality of the foregoing, each member of the Company Group is, and since its respective formation, has been, in compliance in all material respects with: (i) every Law and Order applicable to such member of the Company Group, including Privacy Laws; and (ii) every Law and Order regulating or covering conduct in the workplace, including but not limited to regarding all applicable employment, labor and workplace health and safety Laws. No member of the Company Group has been threatened or charged in writing (or to the Company’s Knowledge, orally) with or given written (or to the Company’s Knowledge, oral) notice of any violation of any Privacy Law or any other Law or Order referred to in or generally described in foregoing sentence by any Governmental Authority and, to the Company’s Knowledge, no member of the Company Group is under any investigations with respect to any such Law or Order.

(b) Neither the Company or any other member of the Company Group nor, to the Knowledge of the Company, any representative or other Person acting on behalf of any member of the Company Group is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department and there are no matters which will, or would reasonably be likely to, give rise to the imposition of any such sanctions.

(c) All Company Shares have been issued and granted or allotted in compliance with applicable securities Laws and other applicable Law.

(d) The Company and each member of the Company Group have complied at all times with all applicable requirements of the Australian Companies Act. The Company and each member of the Company Group are not the subject of any adverse notice or action by ASIC and there are no matters which will, or would reasonably be likely to, give rise to such notice or action.

5.19 Intellectual Property.

(a) Schedule 5.19(a) sets forth a true, accurate and complete list of all (i) issued patents and pending patent applications, (ii) trademark registrations, pending trademark applications and unregistered trademarks, (iii) registered copyrights and pending copyright applications, (iv) internet domain name registrations, (v) social media handles, and (vi) software code, in each case that are owned by the Company or any of its Subsidiaries (“Scheduled Intellectual Property” and collectively, and together with other Intellectual Property owned by or purported to be owned by the Company or any of its Subsidiaries, the “Owned Intellectual Property”) and are material to the Business. Schedule 5.19(a) accurately specifies as to each of the foregoing, as applicable: (A) the filing number, issuance or registration number, or other identifying details; (B) the owner and nature of the ownership; and (C) the jurisdictions by or in which such Scheduled Intellectual Property has been issued, registered, or in which an application for such issuance or registration has been filed.

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(b) All of the registrations, applications, and issuance within the Scheduled Intellectual Property are subsisting, in full force and effect, and to the Knowledge of the Company, all such registrations and issuances within the Scheduled Intellectual Property are valid and enforceable. All registration, maintenance and renewal fees in connection with any Owned Intellectual Property have been paid and all documents, recordations and certificates in connection therewith have been filed with the authorities in the Australia or other jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording the Company’s or any Subsidiary’s ownership or interests therein.

(c) Schedule 5.19(c) sets forth a true, accurate and complete list of all licenses granted by or on behalf of the Company or any of its Subsidiaries in respect of any Owned Intellectual Property. Except for such licenses, the Company exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens. To the Knowledge of the Company, the Owned Intellectual Property that is licensed to any customer pursuant to a Contract is valid, subsisting and enforceable. (i) No Owned Intellectual Property is the subject of any current opposition, cancellation, or similar Proceeding before any Governmental Authority other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, and copyright prosecution Proceedings), (ii) neither the Company nor any of its Subsidiaries is subject to any injunction or other specific judicial, administrative, or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Owned Intellectual Property, and (iii) neither the Company nor any of its Subsidiaries is subject to any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Owned Intellectual Property. To the Knowledge of the Company, no Proceedings described in this clause (b) are or have been pending or threatened in writing.

(d) The Company or its Subsidiaries owns all right, title and interest in and to, or has valid, sufficient, subsisting and enforceable rights to use all Intellectual Property material to its Business as currently conducted. The Company and each of its Subsidiaries is in compliance with all material contractual obligations in a Contract set forth on Schedule 5.19(d) and to the Knowledge of the Company is in compliance with all material contractual obligations in all applicable Contracts involving open source software. The consummation of the transaction contemplated hereby will not, by itself, directly and immediately materially impair any rights of the Company or any of its Subsidiaries to any Owned Intellectual Property or any licensed Intellectual Property.

(e) To the Knowledge of the Company, the conduct of the business of the Company, including its Subsidiaries, as is currently conducted or conducted since its inception, as applicable, including any use of the Owned Intellectual Property as currently used by the Company or any of its Subsidiaries, does not infringe, misappropriate, or violate any Intellectual Property or other proprietary right of any Person. Schedule 5.19(e) sets forth a true, accurate, and complete list of all Proceedings that are pending or threatened in which it is alleged that the Company or any of its Subsidiaries is infringing, misappropriating, or violating the Intellectual Property of any Person.

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(f) To the Knowledge of the Company, no Person is infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Owned Intellectual Property.

(g) Each current and former officer, employee agent, consultant and/or contractor of the Company or any of its Subsidiaries who in the regular course of such Person’s employment or engagement with the Company or Subsidiary would reasonably be expected to create or contribute to the creation of Owned Intellectual Property, has executed an assignment or similar agreement with the Company or Subsidiary assigning to the Company or Subsidiary all right, title, and interest in and to such Owned Intellectual Property. To the extent any such agreement or other similar written Contract permitted such employee, agent, consultant, and contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, and contractor excluded Intellectual Property that was related to the Business. To the Knowledge of the Company, no employee, agent, consultant or contractor of the Company Group is or has been in violation of any term of any agreement described in this clause (g), and no Governmental Authority or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(h) The Company and each of its Subsidiaries have taken all steps reasonably necessary or desirable to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, non-public Owned Intellectual Property. To the Knowledge of the Company, no present or former officer, director, employee, agent, independent contractor, or consultant of the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of or in relation to the performance of responsibilities to the Company or Subsidiary.

(i) The Company and its Subsidiaries have established and implemented, and, to the Knowledge of the Company, are operating in material compliance with, policies, programs and procedures that are commercially reasonable and include administrative, technical and physical safeguards, designed to protect the confidentiality and security of Sensitive Data in their possession, custody or control against unauthorized access, use, modification, disclosure or other misuse. The Company and its Subsidiaries maintain security controls for all material information technology systems owned by the Company and/or its Subsidiaries, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”) that are designed to protect the Computer Systems against attacks (including virus, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other person, and to otherwise maintain and protect the integrity, operation and security of such Computer Systems and all information (including Sensitive Data) stored thereon or transmitted thereby. Since the date of incorporation of the Company, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that, in each case, have caused any substantial disruption of or interruption in or to the use of such Computer Systems. The Company has remedied in all material respects any material privacy or data security issues identified in any privacy or data security audits of its businesses (including third-party audits of the Computer Systems). The Computer Systems are sufficient in all material respects for the current operations of the Company and its Subsidiaries.

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(j) The Company and its Subsidiaries have in place policies (including a privacy policy), rules, and procedures (the “Privacy Policy”) regarding the Company’s and its Subsidiaries’ collection, use, processing, disclosure, disposal, dissemination, storage and protection of customers’ Personal Data. To the Knowledge of the Company, the Company has materially complied with the Privacy Policy and applicable Laws at all times regarding the collection, use, storage and transfer of Personal Data.

(k) The Company has implemented and maintains, and has used commercially reasonable efforts to ensure that all providers of information technology services to the Company that involve or relate to the collection, storage, processing or transmission of sensitive information, including Personal Data (the “IT Providers”), have implemented and maintain: (i) commercially reasonable administrative, technical, and physical safeguards designed to prevent the loss, alteration, or destruction of, or unauthorized access to or disclosure of, Personal Data and (ii) a security plan that is designed to (A) identify internal and external risks to the security of the confidential information included in Personal Data maintained by, or provided to, the Company; (B) implement, monitor and provide adequate and effective administrative, electronic and physical safeguards to control such risk; and (C) maintain notification procedures in compliance with applicable Laws in the case of any breach of security with respect to sensitive information, including Personal Data or contractors with respect to any Personal Data collected, obtained, or stored by or on behalf of the Company.

(l) No Actions are pending or, to the Knowledge of the Company, threatened in writing against the Company and/or its Subsidiaries relating to the collection, use, dissemination, storage and protection of Personal Data.

(m) The Company, to the extent applicable to the Owned Intellectual Property, is in actual possession and control of the source code of the software within the Owned Intellectual Property and all related documentation, specifications and know-how. No Person other than the Company and its employees and contractors (i) has a right to access or possess any source code of the software within the Owned Intellectual Property, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement and the consummation of the Transactions.

(n) Except as set forth in Schedule 5.19(o), to the knowledge of the Company none of the software within the Owned Intellectual Property is currently or was in the past distributed or used by the Company or any Subsidiary with any open source software in a manner that requires any such software within the Owned Intellectual Property to be dedicated to the public domain, disclosed, distributed in source code form or made available at no charge, or permits such software to be reverse engineered.

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(o) The Company owns all right, title and interest in and to, or has valid rights to use, all geological databases, exploration data, assay results, mapping, geophysical surveys, technical reports and other proprietary technical information relating to the Business, free and clear of all Liens (other than Permitted Liens).

5.20 Customers and Suppliers.

(a) Schedule 5.20(a) sets forth a list of the Company Group’s combined ten (10) largest customers and the ten (10) largest suppliers as measured by the dollar amount of purchases therefrom or thereby, for the Company Group’s fiscal year ending June 30, 2026 showing the approximate total sales by the Company Group to each such customer and the approximate total purchases by the Company Group from each such supplier, during each such period, each on a consolidated basis.

(b) Other than as contemplated in Schedule 5.13, no customer or supplier listed on Schedule 5.20(a) has (i) terminated its relationship with any member of the Company Group, (ii) materially reduced its business with any member of the Company Group or materially and adversely modified its relationship with any member of the Company Group, (iii) notified any member of the Company Group in writing of its intention to take any such action, or (iv) to the Knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

5.21 Accounts Receivable and Payable; Loans.

(a) All accounts receivables and notes of any member of the Company Group reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by any member of the Company Group in the ordinary course of business consistent with past practice. The accounts payable of any member of the Company Group reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) There is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that could reasonably result in a Material Adverse Effect on the Company. To the Company’s Knowledge, no account receivable or note is subject to any material defense, offset or dispute other than in the ordinary course of business.

(c) Except as set forth in Schedule 5.21(c), which separately identifies any and all accounts receivable or notes of any member of the Company Group which are owed by any Affiliate of a member of the Company Group as of the date of this Agreement, no member of the Company Group is indebted to any Affiliate thereof and no Affiliates of the Company are indebted to any member of the Company Group.

5.22 Pre-payments. No member of the Company Group has received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

5.23 Employees; Employee Benefits.

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(a) Schedule 5.23(a) sets forth a true, correct and complete list of each of those employees designated by the Company as key personnel of the Company and/or its Subsidiaries, setting forth the name, title, current base salary or hourly rate for each such person, along with total compensation (including bonuses and commissions) paid to each such person for the fiscal year ended June 30, 2026.

(b) Neither the Company nor any Subsidiary is a party to or subject to any collective bargaining agreement, non-competition agreement restricting the activities of any member of the Company Group, or any similar agreement, and to the knowledge of the Company, there has been no activity or Proceeding by a labor union or representative thereof to organize any employees of any member of the Company Group. There is no labor strike, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company and/or any Subsidiary, threatened against the Company and/or any Subsidiary. Further, neither the Company nor any Subsidiary has ever experienced any strike, material slowdown, material work stoppage or lockout by or with respect to its employees.

(c) Except as set forth in Schedule 5.23(c), there are no pending or, to the Knowledge of the Company and/or any Subsidiary, threatened claims or Proceedings against the Company or any Subsidiary under any worker’s compensation policy or long-term disability policy.

(d) Schedule 5.23(d) sets forth an accurate and complete list of all material Company and Subsidiary “Benefit Arrangements” including but not limited to employee share plans, long term and short term incentive plans and Fringe Benefits.

(e) With respect to each Benefit Arrangement, the Company has made available to Predecessor or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Benefit Arrangement and all amendments thereto, (ii) the most recent annual report and accompanying schedule prepared by the Company; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or opinion letter received by any member of the Company Group from the ATO regarding the Company Group’s compliance with its tax obligations in relation to such Benefit Arrangement and (vi) the most recent written results of all required compliance testing, if any.

(f) All Benefit Arrangements are in material compliance with the relevant laws and regulations.

(g) All taxes required to be withheld or remitted with respect to the Benefit Arrangements have been accurately calculated and timely withheld and remitted..

(h) Except as otherwise disclosed, there are no material Actions or facts and circumstances that could result in a material Action with respect to a Benefit Arrangement.

(i) Neither the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is a party nor the consummation of the Transactions will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, consultant or other service provider of any member of the Company Group; (ii) limit or restrict the right of any member of the Company Group to merge, amend or terminate any Benefit Arrangement; or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Benefit Arrangement.

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5.24 [Reserved]

5.25 Employment Matters.

(a) Schedule 5.25 sets forth a true and complete list of (i) the form of employment agreement and if applicable, commission agreement (the “Labor Agreements”), and (ii) each employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company or any Subsidiary now in effect or under which the Company or any Subsidiary has any obligation, or any understanding between the Company or any Subsidiary and any employee concerning the terms of such employee’s employment that does not apply to the Company’s employees generally. The Company has previously delivered to the Predecessor true and complete copies of such forms of the Labor Agreements and each generally applicable employee handbook or policy statement of any member of the Company Group.

(b) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company:

(i) to the Knowledge of the Company and/or any Subsidiary, no current employee of the Company or any Subsidiary, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(ii) there is no pending representation question or union organizing activity respecting employees of the Company or any Subsidiary.

(iii) there is no material unfair labor practice charge or complaint pending or, to the Knowledge of the Company or any Subsidiary, threatened before any applicable Authority relating to employees the Company or any Subsidiary.

(c) Neither the Company nor any Subsidiary is implementing any redundancy, workforce reduction or relocation program that would reasonably be expected to result in a material Liability under applicable Australian employment Laws.1

(d) The Company and each Subsidiary is, and during the past five (5) years has been, in compliance in all material respects with all applicable Laws relating to employment and labor, including but not limited to those relating to wages, hours of work, overtime, leave entitlements, superannuation, payroll Taxes, withholding obligations, workers' compensation, workplace health and safety, equal employment opportunity, discrimination, harassment, retaliation, unfair dismissal, employee classification, independent contractors, immigration and work authorization, and industrial relations (the foregoing enumeration is provided solely for illustrative purposes and is not intended to constitute an exhaustive list of all such applicable Laws).

__________________________

1 NTD: Australian counsel to review.

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(e) No audits have been conducted, or are currently being conducted, or, to the Knowledge of the Company and/or any Subsidiary, are threatened to be conducted by any Governmental Authority with respect to applicable Laws regarding employment or labor.

(f) Except as set forth on Schedule 5.23(c), there is no, and there has been no, written notice provided to the Company or any Subsidiary of any pending or, to the Knowledge of the Company or any Subsidiary, threatened claim or litigation relating to, or any complaint or allegation of, any violation of applicable Laws relating to employment or labor, including but not limited those set forth above in Section 5.23(d), against the Company or any Subsidiary that remains pending; nor is there any pending obligation for the Company or any Subsidiary under any settlement or out-of-court or pre-litigation arrangement relating to such matters.

(g) The Company and each Subsidiary has complied in all material respects with applicable immigration and employment authorization Laws in each jurisdiction in which it employs personnel and neither the Company nor any Subsidiary currently employs, or has employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. No audit by any Governmental Authority is currently being conducted, pending or, to the Knowledge of the Company and/or any Subsidiary, threatened to be conducted in respect to any foreign workers employed by the Company and/or any Subsidiary.

(h) Except as set forth on Schedule 5.25(h), (i) the employment of each employee of the Company and its Subsidiaries is terminable in accordance with the FWA or applicable award or other industrial instrument, as applicable, (ii) no key employee or officer of the Company or any Subsidiary has given written notice of their resignation from their employment with the Company or Subsidiary as the case may be, and (iii) and the Company or any Subsidiary has not terminated, or taken steps to terminate, the employment of any key employee or officer of the Company or any Subsidiary.

(i) All employment agreements for all former and current employees of the Company or any Subsidiary contain an appropriate intellectual property clause assigning all intellectual property rights contained within any intellectual property developed, conceived, created, discovered, produced or otherwise generated by the employee during the course of their employment.

(j) All former and current independent contractors, directors/officers and consultants of the Company Group have entered into an appropriate instrument to assign all intellectual property rights contained within any intellectual property used, exploited, developed, conceived, created, discovered, produced or otherwise generated by the current independent contractors, directors/officers or consultants during the course of their engagement.

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(k) Except as otherwise disclosed in Schedule 5.25(k), to the Knowledge of the Company, no former or current employee, independent contractor, director/officer or consultant of the Company or any Subsidiary has breached any intellectual property covenants with the Company or any Subsidiary.

(l) With regard to any individual who performs or performed services for the Company or any Subsidiary and who is not treated as an employee for Tax purposes by the Company or Subsidiary, the Company or Subsidiary has complied with all applicable Laws concerning independent contractors, including for Tax withholding purposes, and neither the Company nor any Subsidiary has any Liability by reason of any individual who performs or performed services for any of them, in any capacity, being improperly excluded from participating in any plan. Each individual engaged by Company or any Subsidiary as an independent contractor or consultant is, and has been, properly classified by the Company or Subsidiary as an independent contractor, and neither the Company nor any Subsidiary has received any notice from any Governmental Authority or Person disputing such classification.

(m) The Company and/or any of its Subsidiaries has appropriately investigated all workplace harassment (including sexual harassment), discrimination, retaliation, and workplace violence claims relating to current and/or former employees of the Company or any Subsidiary or third-parties who interacted with current and/or former employees of the Company or any Subsidiary. With respect to each such written claim with potential merit, the Company and/or each Subsidiary has taken corrective action. Further, no allegations of workplace harassment (including sexual harassment), discrimination, retaliation, or workplace violence have been made to the Company or any Subsidiary against any individual in his or her capacity as director or an executive officer of the Company Group.

(n) Except as set forth on Schedule 5.25(p), the Company or any Subsidiary has not paid or promised to pay any bonus to any employee in connection with the consummation of the Transactions.

(o) Each individual engaged by any member of the Company Group as an independent contractor or consultant has been, and is, properly classified as an independent contractor (and not as an employee) for all purposes under applicable Law, including for the purposes of the FWA, the Tax Act, the Superannuation Guarantee (Administration) Act 1992 (Cth) and applicable workers’ compensation legislation. No member of the Company: Group has received any notice, claim, demand or determination from any Governmental Authority or any Person asserting or alleging that any such individual is or was an employee of any member of the Company Group, and there are no facts, matters or circumstances that could reasonably give rise to such a claim.

5.26 Withholding. All obligations of the Company and its Subsidiaries applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company or any Subsidiary to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits, social insurance, superannuation contributions or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. All reasonably anticipated obligations of the Company and its Subsidiaries with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by and duly accrued on the accounting records of the Company or the applicable Subsidiary prior to the Closing Date, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. Further, all fees owing to any independent contractors have been or will be paid by and duly accrued on the accounting by and duly accrued on the accounting records of the Company or the applicable Subsidiary prior to the Closing Date, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

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5.27 Real Property.

(a) The Company and its Subsidiaries do not own any real property.

(b) Schedule 5.27(b) sets forth a list of all Leases to which the Company or a Subsidiary is a party (“Company Leases”). With respect to each Company Lease: (i) each Company Lease is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by the lessee; and (vi) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder, in cases of each of clauses (i) through (vi), other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company or a Subsidiary holds the leasehold estate on the Company Leases free and clear of all Liens, except for the Permitted Liens and the Liens of mortgagees of the Real Property in which such leasehold estate is located.

5.28 Tax Matters.

(a) (i) The Company has duly filed all income and other material Tax Returns which are required to be filed by it, and has paid all material Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to a material amount of Taxes of the Company; (iv) no statute of limitations in respect of the assessment or collection of any material amount of Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended (other than Permitted Liens or pursuant to automatic extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or extension is in effect; (v) to the Knowledge of the Company, the Company has withheld or collected and paid over to the applicable Taxing Authority all material Taxes required to be withheld or collected by the Company in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) there is no Lien (other than Permitted Liens) for material Taxes upon any of the assets of the Company; (vii) the Company has not received any written request from a Taxing Authority in a jurisdiction where the Company has not paid any material Tax or filed material Tax Returns asserting that the Company is or may be subject to Tax in such jurisdiction; (viii) the Company is not a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes).

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(b) The Company is not aware of any fact or circumstance, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Transfer and Exchange from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(c) The Interim Financial Statements reflect accruals in accordance with U.S. GAAP or IFRS for all current Taxes of the Company and any Subsidiary that are unpaid or payable as of June 30, 2026 (except for any inaccuracies that are not material), and neither the Company nor any Subsidiary has incurred any liability for Taxes since June 30, 2026 other than in the ordinary course of business consistent with amounts incurred and paid with respect to the most recent comparable prior period (adjusted for ordinary course changes in operations).

5.29 Environmental Laws.

(a) Each member of the Company Group has at all times been in compliance in all material respects with all Environmental Laws applicable to it or its activities, including but not limited to (i) the Environment Protection and Biodiversity Conservation Act 1999 (Cth); (ii) the Environment Protection Act 2019 (NT); (iii) the Environmental Protection Act 1986 (WA); and (iv) the Contaminated Sites Act 2003 (WA).

(b) Neither the Company nor any Subsidiary has (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to Liabilities arising out of Environmental Laws or the Hazardous Materials Activities of any member of the Company Group.

(c) There is no pending or threatened investigation, enforcement action, remediation order, clean-up order, stop-work order, environmental protection order, pollution abatement notice or similar order or notice by any Governmental Authority against any member of the Company Group under any Environmental Law, and the Company is not aware of any fact, matter or circumstance that could reasonably give rise to any such action, order or notice.

(d) To the Knowledge of the Company, there are no Hazardous Materials in, on, or under any properties owned, or leased by the Company or any Subsidiary such as could give rise to any material liability or corrective or remedial obligation of the Company or any Subsidiary under any Environmental Laws.

5.30 Finders’ Fees. With respect to the Transactions, there is no investment banker, broker, finder, financial adviser, corporate adviser or other intermediary which has been retained by or is or was authorized to act on behalf of any member of the Company Group or any Affiliate thereof who might be entitled to any brokerage, finders fee, success fee, advisory fee, transaction fee or commission or other similar fee or compensation from any member of the Company Group, the Purchaser, Merger Sub or any of their Affiliates (including the Company following the Closing) upon consummation of the Transactions, except as reflected on Schedule 5.30. For the avoidance of doubt, no former adviser or intermediary of any member of the Company Group has any outstanding tail or residual entitlement to any fee or commission that would be triggered by the consummation of the Transactions.

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5.31 Powers of Attorney and Suretyships. The Company and its Subsidiaries do not have any general or special powers of attorney outstanding (whether as grantor or grantee), or any material obligation or Liability (whether actual, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker or indemnitor in respect of the obligations of any Person outside the Company Group.

5.32 Directors and Officers. Schedule 5.32 sets forth a true, correct and complete list of all directors and officers of the Company and of each Subsidiary.

5.33 International Trade Matters; Anti-Bribery Compliance.

(a) Each member of the Company Group currently is and, for the past five years (or since its inception, whichever is shorter) has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including, if applicable, the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including, if applicable, the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations; and (vi) importation of goods, including, if applicable, Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b) Neither the Company nor any Subsidiary, nor any director or officer of the Company or any Subsidiary, nor, to the Knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company or any Subsidiary), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by a Governmental Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Governmental Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company or any of its Subsidiaries, nor any director or officer, nor, to the Knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries (acting on behalf of the Company or any of its Subsidiaries), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

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(c) Neither the Company nor any Subsidiary has received written notice of, nor, to the Knowledge of the Company, any of their respective officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

5.34 Not an Investment Company. No member of the Company Group is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.35 Affiliate Transactions.

(a) Schedule 5.35 sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into between the Company or any of its Subsidiaries, on the one hand, and any current or former Affiliate of the Company or any Subsidiary on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed by any current or former Affiliate of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries. Each Affiliate Transaction entered into or occurring prior to the Closing (i) is arms-length transaction with fair market price and (ii) is a transaction duly approved by the board of directors in accordance with the Organizational Documents of the Company or such Subsidiary.

(b) None of the Company Shareholders nor any of their Affiliates own or have any rights in or to any of the material Assets, properties or rights used by the Company.

5.36 Compliance with Privacy Laws, Privacy Policies and Certain Contracts.

(a) The Company, any of its Subsidiaries, the Company’s and each Subsidiary’s officers, directors, managers, employees, agents, subcontractors and vendors to whom Company has given access to Personal Data, are and have been at all times since the Company Formation Date and the inception date of each Subsidiary, in compliance with all applicable Privacy Laws;

(b) To the Knowledge of the Company, neither the Company nor any Subsidiary has experienced any loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Data maintained by or on behalf of the Company or any Subsidiary (including, to the Knowledge of the Company, by any agent, subcontractor or vendor of the Company or any Subsidiary); and

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(c) To the Knowledge of the Company, (i) no Person, including any Governmental Authority, has made any written claim or commenced any Proceeding with respect to any violation of any Privacy Law by the Company or any Subsidiary, and (ii) neither the Company nor any Subsidiary has been given written notice of any criminal, civil or administrative violation of any Privacy Law, in any case including any claim or action with respect to any loss, damage or unauthorized access, use, disclosure, modification, or breach of security, of Personal Data maintained by or on behalf of the Company or any Subsidiary (including by any agent, subcontractor or vendor of the Company or any Subsidiary).

5.37 [Reserved]

5.38 Board Approval. The Company’s board of directors (including any required committee or subgroup of such boards) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Transactions and (ii) determined that the Transactions are in the best interests of the Company Shareholders.

5.39 Company’s Investigation and Reliance; Exclusivity of Representations.

(a) Company has made its own independent investigation, review and analysis regarding the Predecessor and the Transactions, which investigation, review and analysis were conducted by the Company together with expert advisors, including legal counsel, that they have engaged for such purpose. The Company and its representatives have been afforded a reasonable opportunity to conduct such investigation of the Predecessor and the Transactions as they have deemed necessary or advisable for purposes of entering into this Agreement. Except for the representations and warranties expressly set forth in this Agreement or in any certificate delivered pursuant to this Agreement, the Company acknowledges that neither the Predecessor nor any of its Affiliates or Representatives has made any representation or warranty, express or implied, and the Company is not relying upon any statement, representation or warranty, oral or written, express or implied, made by the Predecessor or any of its representatives other than those expressly set forth herein. The Company further acknowledges that neither the Predecessor nor any of its shareholders, Affiliates or Representatives has made or is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts. Nothing contained in this Section 5.39(a) shall limit or restrict any claim for Fraud.

(b) The Company Group, and its shareholders, affiliates and representatives, are not making any representation or warranty, oral or written, express or implied, except as expressly set forth in this Agreement or in any certificate delivered by the Company pursuant to this Agreement. The Company Group, and its shareholders, affiliates and representatives, are not making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company or any Company Subsidiary.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OFTHE PREDECESSOR

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Predecessor hereby, on the date hereof represents and warrants to the Company that, except as set forth: (a) in the Predecessor SEC Documents, or (b) the disclosure schedules delivered by the Predecessor to the Company on the date hereof (the “Predecessor Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). The Parties hereto agree that any reference to a particular schedule shall be deemed to be an exception to the representations and warranties of the relevant part(ies) that are contained in the corresponding section of this Agreement only; provided that where it is or should be readily apparent to the Shareholder and the Company on the face of a disclosure under a particular schedule and in light of the context that such disclosure is, or may be reasonably determined to be, relevant to the matters described under any other sections of this Agreement or of the Predecessor Disclosure Schedules, such disclosure shall also be deemed to be relevant to such other section(s) and an exception to the representations and warranties of the relevant part(ies) that are contained in such corresponding section(s) of this Agreement.

6.1 Company Existence and Power. Predecessor is a Cayman Islands exempted company duly incorporated, validly existing and in good standing under Cayman Law. The Predecessor has all power and authority and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate their properties and assets and to carry on their businesses as presently conducted and as proposed to be conducted, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect on the Predecessor.

6.2 Corporate Authorization. Except as set forth in Schedule 6.2, the execution, delivery and performance by the Predecessor of this Agreement and the Additional Agreements (to which it is a party) and the consummation by the Predecessor of the Transactions hereby and thereby are or will be within the powers of the Predecessor and have been or will be duly authorized by all necessary action on the part of the Predecessor to the extent required by its Organizational Documents, applicable Laws or any Contract to which it is a party or by which its securities are bound, other than the Required Predecessor Shareholder Approval and the authorization and approval of this Agreement and the Acquisition Transfer and Exchange. This Agreement has been or will be duly executed and delivered by the Predecessor and it constitutes (or upon execution will constitute) a valid and legally binding agreement of the Predecessor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity.

6.3 Governmental Authorization. Neither the execution, delivery nor performance by the Predecessor (a Cayman Islands exempted company) of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with or notice to any Governmental Authority on the part of the Predecessor, except (a) SEC and NYSE approval required to consummate the Transactions, (b) the pre‑merger notification requirements of the HSR Act, (c) any applicable filing and approval requirements under FATA, including FIRB Approval, and (d) any applicable post‑closing filings required by ASIC.

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6.4 Non-Contravention. Except as set forth on Schedule 6.4, the Predecessor is not in material violation of any of the provisions of its Organizational Documents. Except as set forth on Schedule 6.4, the execution, delivery, and performance by the Predecessor of this Agreement and any Additional Agreements to which it is a party do not and will not (a) contravene or conflict with the Organizational Documents of the Predecessor, (b) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Predecessor, constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment, or acceleration of any right or obligation of the Predecessor, (c) result in the creation or imposition of any Lien on any equity interests of the Predecessor, or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the material assets of the Predecessor, except, in each case of clauses (a) – (d) for any contravention or conflicts that would not reasonably be expected to have a Material Adverse Effect on the Predecessor.

6.5 Finders’ Fees. Except for the Deferred Underwriting Amount and as set forth on Schedule 6.5, there is no investment banker, broker, finder, or other intermediary that has been retained by or is authorized to act on behalf of the Predecessor or its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the Transactions or any of the Additional Agreements.

6.6 [Reserved]

6.7 Capitalization. Predecessor is authorized to issue a maximum of (i) 480,000,000 Class A ordinary shares, of which 10,602,500 are outstanding, (ii) 10,000,000 Class B ordinary shares, of which 2,875,000 are outstanding, and (iii) 10,000,000 preferred shares, of which none are outstanding. A total of 2,552,500 Predecessor Shares, all of which are Class A ordinary shares, are reserved for issuance with respect to the Predecessor Rights and Predecessor Units, and, except as contemplated by this Agreement or as set forth on Schedule 6.7(a), no other shares of capital stock or other voting securities of Predecessor are issued, reserved for issuance, or outstanding. All issued and outstanding Predecessor Shares are duly authorized, validly issued, fully paid, and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right, or any similar right under any provision of Predecessor’s Organizational Documents or any contract to which Predecessor is a party or by which Predecessor is bound. Except as set forth in Predecessor’s Organizational Documents and in Schedule 6.7(a), there are no outstanding contractual obligations of Predecessor to repurchase, redeem, or otherwise acquire any Predecessor Shares or any capital equity of Predecessor. Except as set forth in Schedule 6.7(a), there are no outstanding contractual obligations of Predecessor to provide funds to, or make any investment (in the form of a loan, capital contribution, or otherwise) in, any other Person. Except as disclosed in the IPO Prospectus or on Schedule 6.7(a), there are no (i) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans, or other agreements of any kind providing for the purchase, issuance, or sale of any share of the Predecessor; (ii) to the Knowledge of the Predecessor, agreements with respect to any of the Predecessor Shares, including any voting trust, other voting agreement, or proxy with respect thereto; or (iii) disputes, controversies, demands, or claims as to any Predecessor Shares.

6.8 Information Supplied. None of the information supplied by the Predecessor expressly for inclusion or incorporation by reference in the Registration Statement, proxy statement/prospectus or other filings required in connection with the Transactions will, at the applicable time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Predecessor or that are included in any Predecessor SEC Documents).

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6.9 Trust Fund. As of the date of this Agreement, Predecessor has at least $ 108,364,866 in the trust fund established by Predecessor for the benefit of its public shareholders (the “Trust Fund”) in a United States-based account at Continental, acting as trustee (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by Continental pursuant to the Investment Management Trust Agreement. There are no separate agreements, side letters or other agreements or understandings (whether written, unwritten, express or implied) that would cause the description of the Trust Agreement in the Predecessor SEC Documents to be inaccurate in any material respect or, to the Predecessor’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Organizational Documents of Predecessor and the Trust Agreement. Predecessor has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of the Predecessor, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no pending, or, to the knowledge of the Predecessor, threatened claims or Proceedings pending with respect to the Trust Account. Since the IPO, Predecessor has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the Transactions, the Predecessor shall have no further obligation under either the Trust Agreement or its Organizational Documents to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

6.10 Listing. As of the date hereof, the Predecessor Shares, Predecessor Units, and Predecessor Rights are listed on the New York Stock Exchange, with trading symbols “PLUNU,” “PLUN,” and “PLUNR.” The Predecessor is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. As of the date of this Agreement, there is no Action pending or, to the knowledge of the Predecessor, threatened in writing against the Predecessor by the New York Stock Exchange or the SEC with respect to any intention by such entity to deregister the Predecessor Shares, Predecessor Units, or Predecessor Rights or terminate the listing of the Predecessor on the New York Stock Exchange. Other than the Transactions, neither the Predecessor nor any of its Affiliates has taken any action in an attempt to terminate the registration of the Predecessor Shares, Predecessor Units, or Predecessor Rights under the Exchange Act.

6.11 Reporting Company. Predecessor is a publicly-held company subject to reporting obligations pursuant to Section 12 of the Exchange Act, and the Predecessor Shares are registered pursuant to Section 12(b) of the Exchange Act. There are no outstanding loans or other extensions of credit made by Predecessor to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Predecessor, and Predecessor has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

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6.12 No Market Manipulation. Neither the Predecessor nor its Affiliates have taken, and they will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Predecessor Shares to facilitate the sale or resale of the Predecessor Shares or affect the price at which the Predecessor Shares may be issued or resold; provided, however, that this provision shall not prevent the Predecessor from engaging in investor relations or public relations activities consistent with past practices.

6.13 Board Approval. The board of directors of the Predecessor (including any required committee or subgroup thereof) has unanimously (i) declared the advisability of the Transactions, (ii) determined that the Transactions are in the best interests of the shareholders of the Predecessor, and (iii) determined that the Transactions constitute a “Business Combination” as such term is defined in the Organizational Documents of the Predecessor, and such approval have not been amended, rescinded or withdrawn and remain in full force and effect as of the date of this Agreement.

6.14 Predecessor SEC Documents and Financial Statements.

(a) The Predecessor has filed all forms, reports, schedules, statements, and other documents, including any exhibits thereto, required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act, together with any amendments, restatements, or supplements thereto, and will timely file all such forms, reports, schedules, statements, and other documents required to be filed by it with the SEC subsequent to the date of this Agreement and prior to the Closing (the “Additional Predecessor SEC Documents”). The Predecessor has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) its Quarterly Reports on Form 10‑Q for each fiscal quarter beginning with the first quarter it was required to file such a form, (ii) its Form 8‑Ks filed since the beginning of the first fiscal year referred to in clause (i), and (iii) all other forms, reports, proxy statements, registration statements, and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.14) filed by the Predecessor with the SEC since its formation (the forms, reports, registration statements, and other documents referred to in clauses (i), (ii), and (iii), whether or not available through EDGAR, are, collectively, the “Predecessor SEC Documents”). The Predecessor SEC Documents were, and the Additional Predecessor SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes‑Oxley Act, as applicable, and the rules and regulations thereunder. The Predecessor SEC Documents did not, and the Additional Predecessor SEC Documents will not, at the time they were or are filed with the SEC (except to the extent that information contained in any Predecessor SEC Document or Additional Predecessor SEC Document has been or is revised or superseded by a later filed Predecessor SEC Document or Additional Predecessor SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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(b) The financial statements and notes contained or incorporated by reference in the Predecessor SEC Documents and the Additional Predecessor SEC Documents (collectively, the “Predecessor Financial Statements”) are complete and accurate in all material respects and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S‑X or Regulation S‑K, as applicable, the financial position of the Predecessor as of the dates thereof and the results of operations of the Predecessor for the periods reflected therein. The Predecessor Financial Statements (i) were (or will be, in the case of those that are Additional Predecessor SEC Documents) prepared from the Books and Records of the Predecessor; (ii) were (or will be, in the case of those that are Additional Predecessor SEC Documents) prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect (or will contain and reflect, in the case of those that are Additional Predecessor SEC Documents) all necessary adjustments and accruals for a fair presentation of the Predecessor’s financial condition as of their dates; and (iv) contain and reflect (or will contain and reflect, in the case of those that are Additional Predecessor SEC Documents) adequate provisions for all material Liabilities for all material Taxes applicable to the Predecessor with respect to the periods then ended. As of the date hereof, there are no outstanding comments from the SEC with respect to the Predecessor SEC Documents. To the knowledge of the Predecessor, none of the Predecessor SEC Documents filed on or prior to the date hereof is undergoing an ongoing SEC review or investigation as of the date hereof.

(c) Except as set forth in Schedule 6.14(c) or as specifically disclosed, reflected, or fully reserved against in the Predecessor Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the formation of the Predecessor, there are no material Liabilities, debts, or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted, or otherwise) relating to the Predecessor. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Predecessor Financial Statements.

(d) To the knowledge of the Predecessor, the Predecessor (including any employee thereof) has not identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Predecessor, (ii) any fraud, whether or not material, that involves the Predecessor’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Predecessor, or (iii) any claim or allegation regarding any of the foregoing.

6.15 Litigation. There is no Action pending against the Predecessor, any of its officers or directors, any of its securities, or any of its assets or Contracts before any court, Governmental Authority, or official, or which in any manner challenges or seeks to prevent, enjoin, alter, or delay the Transactions or the Additional Agreements. There are no outstanding judgments against the Predecessor. The Predecessor is not, to the knowledge of the Predecessor, subject to any Proceeding with any Governmental Authority.

6.16 Compliance with Laws. Except as would not reasonably be expected to have a Material Adverse Effect, the Predecessor is, and has been, in compliance in all material respects with all applicable Laws.

6.17 Money Laundering Laws. The Predecessor’s operations are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Predecessor with respect to the Money Laundering Laws is pending or, to the knowledge of the Predecessor, threatened.

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6.18 OFAC. Neither the Predecessor, nor any director or officer of the Predecessor (nor, to the knowledge of the Predecessor, any agent, employee, affiliate, or Person acting on behalf of the Predecessor, each a “Predecessor Person”) is currently listed on the specially designated nationals or other blocked Person list or otherwise currently subject to any Sanctions Laws or any Orders administered by the OFAC, DDTC, or BIS; and the Predecessor has not, directly or indirectly, used any funds, or loaned, contributed, or otherwise made available such funds to any subsidiary, joint venture partner, or other Person, in connection with the Transactions that were received from any Sanctioned Country that is sanctioned under Sanctions Laws or any Order.

6.19 Not an Investment Company. The Predecessor and its Subsidiaries are not, and have not been, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

6.20 Tax Matters.2

(a) (i) The Predecessor has duly filed all income and other material Tax Returns required to be filed by it and has paid all material Taxes which have become due; (ii) all such Tax Returns are true, correct, complete, and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to a material amount of Taxes of the Predecessor; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Predecessor for which a Lien may be imposed on any of the Predecessor’s assets has been waived or extended (other than Permitted Liens or pursuant to automatic extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or extension is in effect; (v) the Predecessor has withheld or collected and paid over to the applicable Taxing Authority all material Taxes required to be withheld or collected in connection with any amounts paid or owing to any employee, creditor, independent contractor, or other third party; (vi) the Predecessor has not requested any letter ruling from the IRS (or any comparable ruling from any other Taxing Authority); (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Predecessor; (viii) the Predecessor has not received any written request from a Taxing Authority in a jurisdiction where the Predecessor has not paid any Tax or filed Tax Returns asserting that the Predecessor is or may be subject to Tax in such jurisdiction; (ix) the Predecessor is not a party to any Tax sharing, Tax indemnity, or Tax allocation Contract (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); (x) the Predecessor has no liability for the Taxes of any other Person: (1) under Treasury Regulation Section 1.1502‑6 (or any similar provision of applicable Law), (2) as a transferee or successor, or (3) otherwise by operation of applicable Law; (xi) the Predecessor is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xii) the Predecessor has not been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011‑4(b)(2).

(b) The Predecessor is not aware of any fact or circumstance, nor has it taken or agreed to take any action, that would reasonably be expected to prevent or impede the Transfer and Exchange from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

_______________________

2 NTD: to be reviewed by tax team.

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(c) The Predecessor Financial Statements reflect accruals in accordance with U.S. GAAP for all current or historical Taxes of the Predecessor that are unpaid or payable as of May 31, 2026 (except for any inaccuracies that are not material), and, except as set forth in Schedule 6.20(c), the Predecessor has not incurred any liability for Taxes since May 31, 2026, other than in the ordinary course of business consistent with amounts incurred and paid with respect to the most recent comparable prior period (adjusted for ordinary course changes in operations).

(d) No material audit, examination, investigation, litigation, or other administrative or judicial proceeding in respect of Taxes or Tax matters is pending, being conducted, or has been announced or threatened in writing by any Taxing Authority with respect to the Predecessor. There is no outstanding claim, assessment, or deficiency made in writing against the Predecessor for any material Taxes, and no such claim, assessment, or deficiency has been asserted in writing or, to the knowledge of the Predecessor, threatened, in each case, that has not been resolved.

(e) Within the past six (6) years, the Predecessor has not received written notice of any claim from a Taxing Authority in a jurisdiction in which the Predecessor does not file Tax Returns stating that the Predecessor is or may be subject to Tax in such jurisdiction, which has not since been resolved.

(f) All payments by, to, or among the Predecessor and its Affiliates are arm’s length for purposes of all relevant transfer pricing requirements imposed by any Taxing Authority in all material respects.

(g) Predecessor is not engaged in a trade or business nor does it have a permanent establishment (within the meaning of an applicable Tax treaty) in any country other than the United States of America.

6.21 Predecessor’s Investigation and Reliance. The Predecessor acknowledges that it is a sophisticated party and has conducted its own independent investigation, review and analysis of the Company, the Company Subsidiaries and the Transactions, together with its legal, financial, tax and other professional advisors. The Predecessor and its Representatives have been afforded a reasonable opportunity to conduct such investigation of the Company, the Company Subsidiaries and the Transactions as they have deemed necessary or advisable for purposes of entering into this Agreement. Except for the representations and warranties expressly set forth in this Agreement or in any certificate delivered pursuant to this Agreement, the Predecessor acknowledges that neither the Company, any Company Subsidiary, nor any of their respective Company Shareholders, Affiliates or Representatives has made any representation or warranty, express or implied, with respect to the Company, the Company Subsidiaries or the Transactions, and the Predecessor is not relying upon any statement, representation, or warranty, oral or written, express or implied, other than those expressly set forth herein or therein. The Predecessor further acknowledges that neither the Company, any Company Subsidiary, nor any of their respective Company Shareholders, Affiliates or Representatives has made any representation or warranty with respect to any estimates, projections, forecasts, budgets or other forward-looking information concerning the Company or any Company Subsidiary or the future performance of the Business. Nothing contained in this Section 6.21 shall limit or restrict any claim for Fraud.

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ARTICLE VII

COVENANTS OF THE PARTIES PENDING CLOSING

7.1 Conduct of the Business.

(a) From the date hereof through the Closing Date, except as required by applicable Law, the rules or regulations of the NYSE or the SEC, or as otherwise contemplated by this Agreement, each Party shall, and the Company shall cause its respective Subsidiaries to, conduct their respective business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, shall not enter into any material transaction outside the ordinary course of business (excluding immaterial amendments to existing or ongoing transactions) without the prior written consent of the other Parties, and shall use commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers, and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, except as contemplated by this Agreement, without the written consent of all Parties (which shall not be unreasonably withheld), the Company agrees that it shall not, and each other member of the Company Group shall not, the Predecessor agrees that it shall not, and the Purchaser agrees that it shall not, except as set forth on Schedule 7.1(a):

(i) materially amend, modify or supplement its Organizational Documents other than pursuant to this Agreement;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other of its rights or assets that involve payments in excess of $200,000, except for in ordinary course of business consistent with past practice;

(iii) modify, amend or enter into any contract, agreement, license or commitment, which obligates the payment of more than $200,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $175,000 (individually or in the aggregate), other than capital expenditures included in the Company's approved operating or exploration budget delivered to Predecessor prior to the date hereof;

(v) sell, lease, license or otherwise dispose of any of its assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein, (ii) sales of Inventory in the ordinary course consistent with past practice, and (iii) not exceeding $175,000 in the aggregate;

(vi) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any Company Shareholder (other than, in the case of any Company Shareholder who is an employee, payments of salary accrued in said period at the current salary rate);

(vii) authorize any salary increase of more than 15% for any employee making an annual salary equal to or greater than $200,000 in the aggregate on an annual basis or change its bonus or profit sharing policies;

(viii) obtain or incur any loan or other Indebtedness, in excess of $125,000, including drawings under existing lines of credit;

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(ix) suffer or incur any Lien on its assets, except for Permitted Liens or Liens incurred in the ordinary course of business consistent with past practice;

(x) suffer any damage, destruction or loss of property related to any of its assets, whether or not covered by insurance, the aggregate value of which, following any available insurance reimbursement, exceed $125,000;

(xi) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xii) allow any insurance policy protecting any of its assets with an aggregate coverage amount in excess of $125,000 to lapse by its terms, not including any voluntary non-renewal by the insurer, in which case such Party will use commercially reasonable efforts to replace such non-renewed policy;

(xiii) make any change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any Inventory or assets other than in the ordinary course of business consistent with past practice;

(xiv) extend any loans other than travel or other expense advances to employees in the ordinary course of business or with the principal amount not exceeding $20,000;

(xv) issue, redeem or repurchase any capital stock or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock;

(xvi) make, change or revoke any material Tax election or change any annual Tax accounting periods; settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; or enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); or surrender or forfeit any right to claim a material Tax refund; or

(xvii) undertake any legally binding obligation to do any of the foregoing.

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(b) No party shall (i) take or agree to take any action that would reasonably be expected to make any representation or warranty of such party inaccurate or misleading in any material respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action reasonably necessary to prevent any such representation or warranty from being inaccurate or misleading in any material respect at any such time. From the date hereof through the earlier of (x) termination of this Agreement in accordance with this Agreement and (y) the Closing Date, other than in connection with the Transactions, neither the Company, on the one hand, nor the Predecessor, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company, the Predecessor or the Acquisition Entities (other than the Transactions): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than the sale, the lease, transfer or other disposition of assets in the ordinary course of business) or any class or series of the share capital or capital stock or other equity interests of the Company, the Predecessor or the Acquisition Entities in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company, the Predecessor or the Acquisition Entities or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other parties to this Agreement in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company, the Predecessor and the Acquisition Entities shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. Notwithstanding anything to the contrary as set forth above, if the board of directors of the Company, the Predecessor, or of the Acquisition Entities (as applicable) has determined in good faith, after consultation with its financial advisor and/or outside legal counsel, that failure to take such action would constitute a breach of its directors’ fiduciary duties under applicable Law, the other Party may waive any such provision to the extent necessary to permit such Person to comply with applicable Laws, provided, however, that prior to taking such action or announcing the intention to do so, such Person has complied in all material respects with its written notification obligation in respect of the Alternative Transaction in accordance with this Section.

(c) Notwithstanding anything in this Section 7.1 to the contrary, the Purchaser shall cause a liquidation of the Predecessor to be initiated following the SPAC Merger and prior to the Acquisition Transfer and Exchange, such that all assets of the Predecessor are, or shall be, transferred to and all liabilities of the Predecessor are, or shall be, assumed by the Purchaser (the “Liquidation”). The Parties each acknowledge that the Liquidation is expected to be a “taxable” transaction for Tax purposes. In connection with the Liquidation, the Predecessor shall cause all of the Contracts to which it is a party to be assigned to and assumed by the Purchaser, including by obtaining any necessary third‑party consents to such assignments.

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7.2 Access to Information. From the date hereof until and including the Closing Date, the Company, the Predecessor, and the Purchaser shall, to the best of their abilities, (a) continue to give each other Party, its legal counsel and other representatives full access to its offices, properties, and Books and Records during normal business hours upon reasonable notice and provided that such access shall not unreasonably interfere with the operation of the Business, (b) furnish to each other Party, its legal counsel and other representatives such information relating to the business of the Company, the Predecessor, or the Purchaser as such Persons may request and (c) cause its respective employees, legal counsel, accountants and representatives to cooperate with the other Party in such other Party’s investigation of its business; provided, however, that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company, the Predecessor or the Acquisition Entities and, provided further, that any investigation pursuant to this Section 7.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company, the Predecessor, or the Purchaser. Notwithstanding anything to the contrary in this Agreement, no party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law, provided, however, that the non-disclosing Party must advise the other parties that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted and/or information not disclosed.

7.3 Notices of Certain Events. Each party shall promptly notify the other parties of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions or that the Transactions might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company Ordinary Share or share capital or capital stock of the Predecessor, or the Purchaser or any of the Company’s, the Predecessor’s, or the Purchaser’s assets;

(b) any notice or other communication from any Governmental Authority in connection with the Transactions;

(c) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the Transactions;

(d) the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Change; and

(e) the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by such Party to be false or misleading in any material respect or to omit or fail to state a material fact.

7.4 SEC Filings.

(a) The parties acknowledge that:

(i) Predecessor’s shareholders must approve the Transactions prior to the Transfer and Exchange contemplated hereby being consummated and that, in connection with such approval, Predecessor must call a special meeting of its shareholders requiring Predecessor to prepare and file with the SEC a Proxy Statement (as defined in Section 9.5);

(ii) the Predecessor will be required to file Quarterly and Annual reports that may be required to contain information about the Transactions; and

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(iii) the Predecessor will be required to file a Form 8-K to announce the Transactions and other significant events that may occur in connection with such transactions.

(b) In connection with any filing the Predecessor or the Purchaser makes with the SEC that requires information about the Transactions to be included, the Company will, and will use its best efforts to cause each of its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use its best efforts to (i) cooperate with the Predecessor and the Purchaser, (ii) respond to questions about the Company required in any filing or requested by the SEC, and (iii) provide any information requested by the Predecessor or the Purchaser in connection with any filing with the SEC.

(c) Company Cooperation. The Company acknowledges that a substantial portion of the filings with the SEC and mailings to the Predecessor’s shareholders with respect to the Proxy Statement shall include disclosure regarding the Company and its management, operations, and financial condition, and accordingly agrees to, as promptly as reasonably practicable, provide the Predecessor with such information as shall be required by the SEC and federal securities Laws to be included in any such filing with the SEC, as determined in the reasonable discretion of the Predecessor in consultation with its legal counsel, and after consultation with the Company, for inclusion in or attachment to the Proxy Statement, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder, and in addition shall contain substantially the same financial and other information about the Company and its shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies; the Company understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings, shall cause its managers, directors, officers, and employees to be reasonably available to the Predecessor and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC, and represents that none of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company); if, at any time prior to the Closing, any event or circumstance relating to the Company or any Subsidiary thereof, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly inform the Predecessor, which shall be permitted to make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act, and applicable blue sky Laws and the rules and regulations thereunder, shall provide the Company with a reasonable opportunity to comment on drafts of any such filings and shall consider such comments in good faith, and the Company shall reasonably cooperate in connection therewith, with the Predecessor permitted to make such filings or responses to the SEC that, based on the advice of outside counsel to the Predecessor, are required by the SEC and United States securities Laws to be included therein, provided that, to the extent practicable, the Company shall be afforded a reasonable opportunity to review and comment on any portions of such filings relating to the Company, and the Predecessor shall consider such comments in good faith.

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7.5 Financial Information. The Company has delivered to the Predecessor the Annual Financial Statements, accompanied by the reports thereon of the Company’s independent auditors, and the Interim Financial Statements. The Company shall provide to the Predecessor the unaudited reviewed financial statements of the Company Group, as required under the applicable rules and regulations and guidance or other requirement of the SEC, to be included in the Proxy Statement or the Closing Form 8-K (including pro forma financial information and pro forma adjustments that comply with Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC)), as promptly as reasonably practicable following the end of each quarterly period ending after the Signing Date (and in any event no later than 60 calendar days following the end of such quarterly period) (together with the Interim Financial Statements, the “Proxy Interim Financial Statements”). The Company will also provide to the Predecessor as promptly as reasonably practicable after the date of this Agreement (and in any event on or prior to the 30th Business Day following the Signing Date): (i) the related pro forma adjustments for the Company Group necessary to prepare the pro forma financial statements in compliance with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) (such pro forma financial adjustments together with the Annual Financial Statements and the Proxy Interim Financial Statements, the “Required Financials”) and cooperate as reasonably requested by the Predecessor in the preparation thereof, (ii) all selected financial data of the Company Group as necessary for inclusion in the Proxy Statement; and (iii) management’s discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K of the Securities Exchange Act (as if the Company Group were subject thereto) as necessary for inclusion in the Proxy Statement (together with the Required Financials, the “Initial Financial Information”). The Company shall also provide to the Predecessor as promptly as reasonably practicable after the date hereof, a description of the business and any other information concerning the Company, its directors, officers, operations and such other matters, as may be reasonably necessary or advisable in connection with the preparation of the Proxy Statement. The Required Financials will fairly present in all material respects, the financial position of the Company Group as of the dates thereof and the results of operations and cash flows for the periods then ended, in accordance with IFRS (or, solely to the extent required by the SEC, U.S. GAAP or a reconciliation thereto), consistently applied. Notwithstanding anything to the contrary herein, but without affecting the scope of the representations and warranties given by the Company under this Agreement, the Parties acknowledge that certain Financial Statements including the Annual Financial Statements attached or intended to be attached as Schedule 5.11(a)may not have been completed or delivered as of the date of this Agreement. To the extent any such Financial Statements have not been completed or delivered as of the date of this Agreement, the Company shall deliver such omitted Financial Statements to the Predecessor within 30 calendar days after the date of this Agreement, failing which the Predecessor may terminate this Agreement under Section11.1(b).

7.6 Trust Account. The Company acknowledges that the Predecessor shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement and for the payment of (a) all amounts payable to shareholders of Predecessor holding Predecessor Shares who shall have validly redeemed their Predecessor Shares upon acceptance by Predecessor of such Predecessor Shares, (b) the documented reasonable out-of-pocket expenses of the Predecessor and the Company, incurred in each case in good faith and on an arm’s length basis in connection with identifying, investigating, negotiating, and consummating the Transactions, to the third parties to which they are owed, (c) the Deferred Underwriting Amount to the underwriter in the IPO, (d) deferred advisor fees and other obligations owed to third parties, and (e) the remaining monies in the Trust Account to the Purchaser.

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7.7 Directors’ and Officers’ Indemnification and Insurance.

(a) The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Predecessor (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Predecessor in effect on the date hereof and disclosed in Schedule 7.7(a), shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing, Purchaser shall cause the Organizational Documents of Purchaser and the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Predecessor to the extent permitted by applicable Law. The provisions of this Section 7.7 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) The Company shall, or shall cause its Affiliates to, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from the Closing Date, for the benefit of the D&O Indemnified Persons (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than Predecessor’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Purchaser shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term.

(c) On the Closing Date, Purchaser shall enter into Deeds of Indemnity Access and Insurance with its post-Closing directors and executive officers, reasonably satisfactory to all parties thereto, which indemnification agreements shall continue to be effective following the Closing.

7.8 Notice of Changes. The Company shall give prompt written notice to the Predecessor of (a) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 10.2(a) would not be satisfied, (b) any breach of any covenant or agreement of the Company contained in this Agreement such that the condition set forth in Section 10.2(c) would not be satisfied, and (c) any event, circumstance or development that would reasonably be expected to have a Material Adverse Effect on the Company; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the parties under this Agreement and (ii) no such notification shall be deemed to amend or supplement the Company Disclosure Schedules or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty. The Predecessor shall give prompt written notice to the Company of (a) any representation or warranty made by the Predecessor contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 10.3(b)would not be satisfied, (b) any breach of any covenant or agreement of the Predecessor contained in this Agreement such that the condition set forth in Section 10.3(c) would not be satisfied, and (c) any event, circumstance or development that would reasonably be expected to have a Material Adverse Effect on the Predecessor; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the parties under this Agreement and (ii) no such notification shall be deemed to amend or supplement the Predecessor Disclosure Schedule or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

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7.9 Formation of Merger Sub and Purchaser. As promptly as practicable after the Signing Date, no later than the day immediately prior to the SPAC Merger Effective Time, the Company shall cause Merger Sub to be incorporated under the laws of the Cayman Islands and Purchaser to be incorporated under the laws of the Cayman Islands. Upon formation, Merger Sub and Purchaser shall each sign a joinder agreement in form and substance reasonably agreed by the parties, agreeing to be bound by this Agreement as if parties hereto on the Signing Date.

ARTICLE VIII

COVENANTS OF THE COMPANY

The Company agrees that:

8.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall duly and timely file all material Tax Returns required to be filed with the applicable Taxing Authorities, timely pay all Taxes due and payable (other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with IFRS), and comply in all material respects with all applicable Laws and Orders.

8.2 Commercially Reasonable Efforts to Obtain Consents. The Company shall use all commercially reasonable efforts to obtain each required third party consent to the Transactions as promptly as practicable hereafter.

8.3 Annual and Interim Financial Statements. From the date hereof through the Closing Date, (i) within sixty (60) calendar days following the end of each three-month quarterly period, the Company shall deliver to the Predecessor, for the first three quarters of the year, financial statements of the Company reviewed by the Company’s independent registered public accounting firm, and (ii) the Company shall also promptly deliver to the Predecessor copies of any audited annual consolidated financial statements of the Company that the Company’s auditor may issue.

8.4 Company Written Consent; Requisite Company Vote. The Company shall take no action to rescind, undo or otherwise adversely affect the approvals set forth in the Company Written Consent and the Requisite Company Vote.

ARTICLE IX

COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

9.1 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other Parties, to consummate and implement expeditiously each of the Transactions. The Parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the Transactions. For the avoidance of doubt, nothing contained in this Section 9.1 shall require any Party to commence litigation, waive any material right or incur any material unreimbursed expense unless expressly required by this Agreement.

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9.2 Tax Matters.

(a) The Predecessor shall use its reasonable best efforts to cause the SPAC Merger to qualify for the SPAC Merger Intended Tax Treatment, and none of the Predecessor, the Company, the Acquisition Entities, and their respective Affiliates has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the SPAC Merger Effective Time, would reasonably be expected to prevent or impede the SPAC Merger from qualifying for such intended Tax treatment. The Parties hereto shall use their reasonable best efforts to cause the Transactions to qualify for the Acquisition Intended Tax Treatment, and none of the Predecessor, the Company, the Acquisition Entities, and their respective Affiliates has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Closing, would reasonably be expected to prevent or impede the Transactions from qualifying for the Acquisition Intended Tax Treatment.

(b) Each of the Predecessor, the Company, the Acquisition Entities, and their respective Affiliates shall file all Tax Returns consistent with (i) the Acquisition Intended Tax Treatment and (ii) the SPAC Merger Intended Tax Treatment (including, in each case, to the extent required by applicable Law, attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Acquisition Transfer and Exchange and the SPAC Merger), and shall take no position inconsistent with the Acquisition Intended Tax Treatment or SPAC Merger Intended Tax Treatment, as applicable (whether in audits, Tax Returns or otherwise), in each case, unless otherwise required by a Taxing Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

(c) Each party shall promptly notify the other party in writing (a “Tax Notice”) if, before the Closing Date, such party knows or has reason to believe that (i) the Transfer and Exchange may not qualify for the Acquisition Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate the Transfer and Exchange qualifying for the Acquisition Intended Tax Treatment) or (ii) the SPAC Merger may not qualify for the SPAC Merger Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate the SPAC Merger qualifying for the SPAC Merger Intended Tax Treatment). If either party sends a Tax Notice to the other party, it shall be accompanied by an explanation of the basis why the applicable Transaction may not be eligible for the intended tax treatment and the parties shall use their respective reasonable best efforts to determine whether this Agreement can be reasonably amended in order to facilitate the applicable intended tax treatment. In the event the SEC requires a tax opinion regarding the SPAC Merger Intended Tax Treatment, the Predecessor will use its reasonable best efforts to cause its external U.S. tax counsel to deliver such tax opinion. Each party shall use reasonable best efforts to execute and deliver customary Tax representation letters to the applicable tax advisor in form and substance reasonably satisfactory to such advisor.

(d) Within one hundred twenty (120) days after the end of Purchaser’s current taxable year and each subsequent taxable year of Purchaser for which Purchaser reasonably believes that it may be a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”), Purchaser shall (1) determine its status as a PFIC, (2) determine the PFIC status of each of its Subsidiaries that at any time during such taxable year was a foreign corporation within the meaning of Section 7701(a) of the Code (the “Non-U.S. Subsidiaries”), and (3) make such PFIC status determinations available to the shareholders of Purchaser as of immediately prior to the Closing. If Purchaser determines that it was, or could reasonably be deemed to have been, a PFIC in such taxable year, Purchaser shall use commercially reasonable efforts to provide the statements and information (including without limitation, a PFIC Annual Information Statement meeting the requirements of Treasury Regulation Section 1.1295-1(g)) necessary to enable Purchaser shareholders as of immediately prior to the Closing and their direct and/or indirect owners that are United States persons (within the meaning of Section 7701(a)(30) of the Code) to comply with all provisions of the Code with respect to PFICs, including but not limited to making and complying with the requirements of a “Qualified Electing Fund” election pursuant to Section 1295 of the Code or filing a “protective statement” pursuant to Treasury Regulation Section 1.1295-3 with respect to Purchaser or any of the Non-U.S. Subsidiaries, as applicable. The covenants contained in this Section 9.2(d), notwithstanding any provision elsewhere in this Agreement, shall survive in full force and effect until the later of two (2) years after the end of Purchaser’s current taxable year.

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9.3 Settlement of the Predecessor’s Liabilities. Concurrently with the Closing, all documented and bona fide Liabilities of the Predecessor shall be settled and paid in full and all out-of-pocket expenses reasonably incurred by the Predecessor or any of their respective officers, directors, or their Affiliates, in connection with identifying, investigating and consummating a business combination shall be reimbursed, to the extent disclosed to the Company pursuant to this Agreement and approved where required under this Agreement, each in accordance with Section 7.6 hereto; provided, however, that (a) all such material reimbursable Liabilities incurred prior to the Signing Date shall have been provided (either actual or estimated) to the Company prior to the Signing Date, and (b) all such material reimbursable Liabilities incurred between the Signing Date and the Closing Date shall be documented and either on arms’ length terms, or payable to unaffiliated third parties.

9.4 Compliance with Predecessor Agreements. The Predecessor, the Company and the Acquisition Entities shall comply with all of the applicable agreements entered into in connection with the IPO, the material agreements of which are listed on Schedule 9.4 hereto.

9.5 Proxy Statement.

(a) As promptly as reasonably practicable following the execution and delivery of this Agreement, the Predecessor shall prepare, with the assistance of the Company, and cause to be filed with the SEC the Proxy Statement of Predecessor (the “Proxy Statement”). The Proxy Statement shall be used for the purpose of soliciting proxies from Predecessor’s shareholders for the matters to be acted upon at the Predecessor Special Meeting and providing the public shareholders of Predecessor an opportunity in accordance with Predecessor’s organizational documents and the IPO Prospectus to have their Predecessor Shares redeemed in conjunction with the shareholder vote on the Predecessor Shareholder Approval Matters as defined below. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Predecessor shareholders to vote, at a special meeting of Predecessor’s shareholders to be called and held for such purpose (the “Predecessor Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Additional Agreements and the Transactions contemplated hereby and thereby, including the Transfer and Exchange, by the holders of Predecessor Shares in accordance with Predecessor’s Organizational Documents, the Merger Sub’s Organizational Documents, Cayman Law, the Australian Companies Act and the rules and regulations of the SEC and NYSE, (ii) the Liquidation, (iii) adoption of the Organizational Documents of the Purchaser, in form and substance reasonably acceptable to the Predecessor and the Company, by an amendment following the Signing Date, (iv) election of the directors of Purchaser as set forth in Section 3.3 of this Agreement, (v) adoption of the Equity Incentive Plan; and (vi) such other matters as the Company and the Predecessor shall hereafter mutually determine to be necessary or appropriate in order to effect the Transfer and Exchange and the other Transactions (the approvals described in foregoing clauses (i) through (vi), collectively, the “Predecessor Shareholder Approval Matters”), In connection with the Proxy Statement, the Predecessor, the Company and the Acquisition Entities will file with the SEC financial and other information about the Transactions in accordance with applicable Law and applicable proxy solicitation requirements set forth in Predecessor’s organizational documents, Cayman Law, the Australian Companies Act and the rules and regulations of the SEC and NYSE. The Predecessor shall provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide the Predecessor with such information concerning the Company and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required for inclusion in the Proxy Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct in all material respects and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading (subject to the qualifications and limitations set forth in the materials provided by the Company). If required by applicable SEC rules or regulations, such financial information provided by the Company must be reviewed or audited by the Company’s auditors. Each Acquisition Entities shall provide such information concerning such Acquisition Entity and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, which information provided by such Acquisition Entity shall be true and correct in all material respects and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading. The Predecessor shall consider in good faith all reasonable comments timely provided by the Company with respect to any disclosure concerning the Company, its shareholders, directors, officers, business or operations.

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(b) Each of the Predecessor, the Company and the Acquisition Entities shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to clear any SEC comments on the Proxy Statement as promptly as practicable after such filing. Each of the Acquisition Entities and the Company shall furnish all information concerning it as may reasonably be requested by the Predecessor in connection with such actions and the preparation of the Proxy Statement. Promptly after all comments on the Proxy Statement are cleared with the SEC, the Predecessor will cause the Proxy Statement to be mailed to shareholders of Predecessor.

(c) Each of the Predecessor and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement. Notwithstanding such cooperation however, the Predecessor will be permitted, upon providing notice to the Company, to make such filings or responses to the SEC that, based on the advice of outside counsel to the Predecessor, is required by the SEC and United States securities Laws to be included therein. If the Predecessor or the Company becomes aware that any information contained in the Proxy Statement shall have become false or misleading in any material respect or that the Proxy Statement is required to be amended or supplemented in order to comply with applicable Law, then (i) such Party shall promptly inform the other Parties and (ii) the Predecessor, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Proxy Statement. The Predecessor and the Company shall use reasonable best efforts to cause the Proxy Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of Predecessor Shares, as applicable, pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Predecessor Organizational Documents and the Company Organizational Documents. Each of the Company and the Predecessor shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that it receives from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

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(d) Each Party shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available at a reasonable time and location to the Company, the Predecessor and their respective representatives in connection with the drafting of the public filings with respect to the Transactions, including the Proxy Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Proxy Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The Predecessor shall cause the Proxy Statement to be disseminated to Predecessor’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Predecessor’s Organizational Documents.

9.6 Confidentiality. Except as necessary to complete the Proxy Statement, each Party shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference.

9.7 Additional Financing; Minimizing Redemptions. The Company, the Predecessor, and the Acquisition Entities will use their commercially reasonable efforts to maximize the amount in the Trust Fund just prior to Closing, and to consider various appropriate financing vehicles to assist in the Purchaser’s development following Closing. If the Predecessor reasonably believes that the amount in the Trust Fund at Closing is likely to be insufficient to pay all expenses of the Parties, the Company and the Predecessor will use their commercially reasonable efforts to secure additional investment capital for the Purchaser prior to Closing.

ARTICLE X

CONDITIONS TO CLOSING

10.1 Condition to the Obligations of the Parties. The obligations of all of the Parties hereto to consummate the Closing are subject to the satisfaction of all the following conditions:

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(a) No provisions of any applicable Law and no Order shall prohibit or prevent the consummation of the Closing.

(b) There shall not be any Action brought by a third party that is not an Affiliate of the Parties hereto to enjoin or otherwise restrict the consummation of the Closing. Notwithstanding the foregoing sentence, the Parties agree that with respect to an Action brought by a third party to enjoin or otherwise restrict the consummation of the Closing that is reasonably capable of being resolved or settled within 30 days of such Action having been brought, the Parties will use their commercially reasonable efforts to cooperate with each other and resolve or settle such Action.

(c) All consents, approvals and actions of, filings with and notices to any Governmental Authority required to consummate the Transactions shall have been made or obtained.

(d) The Predecessor Shareholder Approval Matters that are submitted to the vote of the shareholders of Predecessor at the Predecessor Special Meeting in accordance with the Proxy Statement and Predecessor’s Organizational Documents shall have been approved by the requisite vote of the shareholders of Predecessor at the Predecessor Special Meeting in accordance with Predecessor’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Predecessor Shareholder Approval”).

(e) All required filings, if any, under the HSR Act, and other applicable anti-trust laws, shall have been completed and any applicable waiting period, any extensions thereof, and any commitments by the parties not to close before a certain date under a timing agreement entered into with a Governmental Authority shall have expired or otherwise been terminated.

(f) All required filings under FATA, if any, shall have been completed and any applicable approval shall have been received.

(g) No Party shall have delivered a Tax Notice, which was unable of being remedied by the use of the commercially reasonable efforts of the Parties to amend this Agreement to achieve the intended tax treatment.

10.2 Conditions to Obligations of the Predecessor. The obligation of the Predecessor to consummate the Closing is subject to the satisfaction, or the waiver at the sole and absolute discretion of the Predecessor, of all the following further conditions:

(a) The Acquisition Entities and the Company shall have duly performed all of their respective covenants and obligations hereunder required to be performed by each of them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Acquisition Entities contained in Article IV of this Agreement and of the Company contained in Article V of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or a Material Adverse Effect on the Company, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement except as provided in the disclosure schedules pursuant to Article IV and Article V, and (ii) be true and correct as of the Closing Date except as provided in the disclosure schedules pursuant to Article IV and Article V (or if the representations and warranties speak only as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date), other than as have not in the aggregate had and would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company; it being understood and agreed that the Company Fundamental Representations shall not be subject to any Material Adverse Effect qualifier, and for purposes of this clause (b) all Company Fundamental Representations shall be true and correct except for de minimis inaccuracies.

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(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company, regardless of whether it involved a known risk.

(d) The Predecessor shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company (and, if Purchaser has been formed and become a party hereto, Purchaser) certifying as to the satisfaction of the conditions set forth in clauses (a) through (c) of this Section 10.2.

(e) The Predecessor shall have received (i) a copy of the Organizational Documents of each of the Company and the Acquisition Entities as in effect as of the Closing Date, (ii) the copies of resolutions duly adopted by the board of directors of each of the Company and the Acquisition Entities authorizing this Agreement and the Transactions, and (iii) a recent certificate of registration, good standing or equivalent evidence of existence under the applicable jurisdiction, as of a date no later than thirty (30) days prior to the Closing Date regarding each of the Company and the Acquisition Entities from the Registrar.

(f) The Predecessor shall have received copies of all Governmental Approvals, if any, in form and substance reasonably satisfactory to the Predecessor, and no such Governmental Approval shall have been revoked.

(g) The Predecessor shall have received a copy of each of the Additional Agreements to which the Company or any of the Acquisition Entities is a party duly executed by the Company or the applicable Acquisition Entity and such Additional Agreement shall be in full force and effect.

(h) The Predecessor shall have received a copy of each of the Additional Agreements duly executed by all required parties thereto, other than Predecessor and the Company.

(i) The Predecessor shall have received copies of third party consents set forth on Schedule 10.2(i) in form and substance reasonably satisfactory to the Predecessor, and no such consents have been revoked.

(j) The Predecessor shall have received the completed Annual Financial Statements in accordance with Sections 5.11 and 7.5.

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10.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, as applicable, of all of the following further conditions:

(a) The Predecessor shall have duly performed all of its respective covenants and obligations hereunder required to be performed by the Predecessor at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Predecessor contained in Article VI of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or a Material Adverse Effect on the Predecessor, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement and (ii) be true and correct as of the Closing Date (except for representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), other than as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Predecessor; it being understood and agreed that the Predecessor Fundamental Representations shall not be subject to any Material Adverse Effect qualifier, and for purposes of this clause (b) the Predecessor Fundamental Representations shall be true and correct except for de minimis inaccuracies.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect on the Predecessor, regardless of whether it involved a known risk.

(d) The Company shall have received a certificate signed by an authorized officer of the Predecessor certifying as to the satisfaction of the conditions set forth in clauses (a) through (c) of this Section 10.3.

(e) The Predecessor shall have executed and delivered to the Company each Additional Agreement to which any of them is a party.

(f) The Predecessor shall remain listed on NYSE (and no trading halt or suspension shall be in effect (other than a temporary trading halt pending dissemination of material news) and the additional listing application for the Closing Exchange Consideration shall have been approved by NYSE. As of the Closing Date, Predecessor shall not have received any written notice from NYSE that it has failed, or would reasonably be expected to fail, to meet the NYSE listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by NYSE or the underlying failure appropriately remedied or satisfied. The additional listing application for the Closing Exchange Consideration shall have been approved by NYSE.

(g) The Purchaser shall have adopted the Equity Incentive Plan on terms reasonably acceptable to the Company, to be in effect at Closing, that permits securities to be awarded thereunder equal to an aggregate of not more than 10% of the issued Purchaser Shares computed immediately after Closing.

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ARTICLE XI

TERMINATION

11.1 Termination.

(a) This Agreement may be terminated and the Acquisition Transfer and Exchange, the SPAC Merger, and the other Transactions may be abandoned at any time prior to the Closing, notwithstanding any Requisite Company Vote and adoption of this Agreement and the contemplated transactions by the equity holders of the Company or Predecessor, by the mutual written consent of the Company and Predecessor duly authorized by each of their respective boards of directors;

(b) This Agreement may be terminated by the Predecessor or, if any of the representations or warranties of the Acquisition Entities set forth in Article IV or the representations or warranties of the Company set forth in Article V shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in Section 10.2 would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Predecessor) by the earlier of (i) the Outside Date or (ii) 20 Business Days after written notice thereof is delivered to the Company; provided, however. that the Predecessor shall not have the right to terminate this Agreement pursuant to this Section 11.1(b) if the Predecessor is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(c) This Agreement may be terminated by the Company, if any of the representations or warranties of the Predecessor set forth in Article VI shall not be true and correct, or if the Predecessor has failed to perform any covenant or agreement on its part set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in Section 10.3 would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Company) by the earlier of (i) the Outside Date or (ii) 20 Business Days after written notice thereof is delivered to the Predecessor; provided, however, that the Company, as applicable, shall not have the right to terminate this Agreement pursuant to this Section 11.1(c) if the Company, as applicable, is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(d) This Agreement may be terminated by either the Company or the Predecessor:

(i) on or after June 30, 2027 or such later date agreed by the Parties in writing (the “Outside Date”), if the Transfer and Exchange shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 11.1(d)(i) shall not be available to a Party if the failure of the Transfer and Exchange to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or

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(ii) if any Order having the effect set forth in Section 10.1(a) shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 11.1(d)(ii) shall not be available to a Party if such Order was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(iii) if any of the Predecessor Shareholder Approval Matters shall fail to receive the Required Predecessor Shareholder Approval at the Predecessor Special Meeting (unless such Predecessor Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

11.2 Breakup Fee and Expenses. In the event that this Agreement is validly terminated by the Predecessor pursuant to Section 11.1(b), or the Company pursuant to Section 11.1(c), then the non-terminating Party shall pay the terminating Party a breakup fee equal to $500,000 (the “Breakup Fee”), plus the amount of the terminating Party’s actually incurred, reasonable and documented expenses incurred in connection with the authorization, preparation, negotiation, execution and performance of this Agreement (“Expenses”), provided that the Breakup Fee shall only be payable if the terminating Party validly terminates this Agreement pursuant to Section 11.1(b) or 11.1(c), as applicable, as a direct result of the material breach of the non-terminating Party. Any amounts payable pursuant to this Section 11.2 shall be paid by wire transfer of immediately available funds to an account designated by the terminating party, within three Business Days following delivery to the non-terminating party of wire instructions with respect to such account. In circumstances where the Breakup Fee and Expenses are payable in accordance with this Section 11.2, the payment of the Breakup Fee and Expenses by the non-terminating Party shall be the terminating Party’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the non-terminating Party, its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, shareholders, members, managers, directors, officers, employees, agents, affiliates or assignees, for all losses and damages suffered as a result of the failure of the Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such person shall have any further liability or obligation relating to or arising out of this Agreement, the termination hereof or the Transactions; provided, however, that nothing in this Agreement will relieve any Party from Liability for its willful misconduct or fraud.

11.3 Effect of Termination. In the event of the termination of this Agreement (other than termination pursuant to Section 11.1(a)), written notice thereof shall be given by the Party desiring to terminate to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall following such delivery become null and void (other than the provisions of Section 9.6, Article XII, Section 11.2 and this Section 11.3, which shall survive the termination of this Agreement), and except as set forth in Section 11.2, there shall be no Liability on the part of the Predecessor, the Company or their respective directors, officers and Affiliates; provided, however, that nothing in this Agreement will relieve any Party from Liability for its willful misconduct or fraud. Upon termination, each Party shall return or destroy confidential information in accordance with the Confidentiality Agreement.

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ARTICLE XII

MISCELLANEOUS

12.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company, to:

NT1 Pty Ltd

Suite 01, Level 8

56 Pitt Street

Sydney NSW 2000

ACN 664 042 746

Email: f iang@investorlink.com.au

with a copy to (which shall not constitute notice):

Rose & Ward PLLC

680 North Lake Shore Drive, Suite 110

Chicago, IL 60611

Email: cassi.olson@gmail.com

if to Predecessor prior to Closing, to:

Edward Cong Wang

1216 Broadway

New York, NY 10001

United States of America

Email: edwardwang@pacificofg.com

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

Suite 3001, 30th Floor

Jing An Kerry Center, Tower 2

1539 Nanjing Road West, Shanghai 200041

The People’s Republic of China

Attn: Jia Yan

Email: jia.yan@pillsburylaw.com

12.2 Amendments; No Waivers; Remedies. Except as expressly provided herein, this Agreement cannot be amended, except by a writing signed by each of the Predecessor and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

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(a) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(b) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(c) Notwithstanding anything else contained herein, neither shall any Party seek, nor shall any Party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

12.3 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

12.4 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

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12.5 Publicity. Except as required by law and except with respect to the Predecessor SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the Transactions without the prior approval of the other Party hereto. If a Party is required to make such a disclosure as required by law, the parties will use their commercially reasonable best efforts to cause a mutually agreeable release or public disclosure to be issued; provided, the Predecessor is permitted to make any public statement to the extent such proposed public statement is substantially equivalent to the information previously made public without breach of the obligation under this Section 12.5 or is required to comply with federal securities Laws or the requirements of NYSE.

12.6 Expenses. Each Party hereto shall bear its own costs and expenses in connection with this Agreement and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided, that if the Closing shall occur each Party’s reasonable and documented costs and expenses will be paid by Purchaser upon the Closing. Notwithstanding the foregoing, in the event that the Predecessor is required to extend the Combination Period (as defined in the IPO Prospectus) because the Closing has not occurred prior to the expiration thereof, and the Company does not elect to terminate this Agreement pursuant to Section 11.1(d)(i), then the Company shall reimburse the Predecessor for 50% of the reasonable and documented expenses actually incurred by the Predecessor in connection with obtaining such extension.

12.7 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

12.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Notwithstanding the foregoing, (a) the following matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the Cayman Islands, in respect of which the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands: the SPAC Merger, the vesting of the undertaking, property and liabilities of each of Predecessor and Merger Sub in the SPAC Merger Surviving Company, the cancellation and/or conversion of the Predecessor Shares into Purchaser Shares, the fiduciary or other duties of the directors of Predecessor and the directors of Merger Sub, the general rights of the respective shareholders of Predecessor and Merger Sub and the internal corporate affairs of Predecessor and Merger Sub.

12.9 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ADDITIONAL AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.9.

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12.10 Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or under any Additional Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Additional Agreement or any of the Transactions or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Additional Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Additional Agreement or any of the Transactions or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 12.10 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 12.1 shall be effective service of process for any such Action.

12.11 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

12.12 Entire Agreement. This Agreement together with the Additional Agreements, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No Party has relied on any representation from, or warranty or agreement of, any Person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

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12.13 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

12.14 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “Party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge or best Knowledge of the Company” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the executive officers and director(s) of the Company as of the date hereof and the Closing Date.

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(h) In any case that any obligation of any Person herein contemplates a requirement that the Person uses its “best efforts” or “reasonable best efforts,” such obligation shall in any such case be discharged by that Person’s taking, in good faith, all reasonable steps to achieve the agreed action or result, provided, however, (a) it does not require such Person to sacrifice itself totally to the economic interests of the Party to whom the obligation is owed, although the interests of such party must predominate, and (b) the Person under such obligation need not take such measures as to cause itself to experience a Material Adverse Effect, recognizing that the use of best efforts may require an expenditure of a material unanticipated amount of money or management time.

12.15 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

12.16 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

12.17 Waiver. Reference is made to the IPO Prospectus. The Company and the Acquisition Entities have read the IPO Prospectus and understand that Predecessor has established the Trust Account for the benefit of the public shareholders of Predecessor and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Predecessor may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of Predecessor agreeing to enter into this Agreement, each of the Company and the Acquisition Entities hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that he, she or it will not seek recourse against the Trust Account for any claim such Person may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Predecessor.

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